EXHIBIT 1(a)(7)

JPMorgan Chase Financial Company LLC

Global Medium-Term Notes, Series A
Global Warrants, Series A

Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.

MASTER AGENCY AGREEMENT

As of [              ]

To the Agent listed on
Exhibit A hereto and
each person that shall
have become an Agent as
provided in Section 3(c)
hereof:

Dear Ladies and Gentlemen:

1.                  Introduction. JPMorgan Chase Financial Company LLC, a Delaware limited liability company (the “Company”), and JPMorgan Chase & Co., a Delaware corporation (the “Guarantor”), confirm their agreement with each of you (individually an “Agent” and collectively the “Agents”) with respect to the issue and sale from time to time by the Company under the Registration Statement referred to below of its Global Medium-Term Notes, Series A, (the “Notes”) and its Global Warrants, Series A (the “Warrants” and, together with the Notes, the “Program Securities”). The Program Securities will be fully and unconditionally guaranteed by the Guarantor (the “Guarantees”).

The Notes will be issued pursuant to the provisions of an indenture dated as of February 19, 2016, among the Company, the Guarantor and Deutsche Bank Trust Company Americas, as trustee (the “Note Trustee”) (as may be supplemented or amended from time to time, the “Note Indenture”). The Warrants will be issued pursuant to the provisions of a warrant indenture, substantially in the form of the warrant indenture filed as an exhibit to the Registration Statement referred to below, among the Company, the Guarantor and Deutsche Bank Trust Company Americas, as trustee (the “Warrant Trustee”) (as may be supplemented or amended from time to time, the “Warrant Indenture”).

The Notes will have the maturities, interest rates, redemption provisions, if any, and other terms as set forth in supplements to the Prospectus referred to below and Term Sheets referred to below. The Warrants will have the exercise prices, exercise dates, expiration dates and other terms as set forth in supplements to the Prospectus and Term Sheets. Program Securities other than Notes or Warrants will have the terms as set forth in supplements to the Prospectus and

Term Sheets.

2.                  Representations and Warranties of the Company and the Guarantor. Unless otherwise indicated, each of the Company and the Guarantor jointly and severally represents and warrants to, and agrees with, each Agent as follows:

(a)                A Registration Statement on Form S-3 relating to the Program Securities and the Guarantees has been filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), and has been declared effective by the Commission and no order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Act against the Company or the Guarantor or any offering of the Program Securities and the Guarantees has been initiated or threatened by the Commission. Such registration statement, as amended or supplemented from time to time, including on the Closing Date (as defined in Section 6 below), including the documents incorporated therein by reference is hereinafter referred to as the “Registration Statement” and the prospectus included in the Registration Statement, as supplemented by a prospectus supplement and one or more product supplements, prospectus addenda, index supplements, underlying supplements and/or final pricing supplements setting forth the terms of the Program Securities and the Guarantees, including all material incorporated by reference therein, in the form in which such prospectus, prospectus supplement, product supplement(s), prospectus addenda, index supplement(s), underlying supplement(s) and/or final pricing supplement(s) have most recently been filed, or transmitted for filing, with the Commission pursuant to paragraph (b) of Rule 424 of the rules and regulations adopted by the Commission thereunder, is hereinafter referred to as the “Prospectus”.

(b)               On the date it most recently became effective under the Act, the Registration Statement conformed in all material respects to the requirements of the Act, the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) and the rules and regulations adopted by the Commission under the Act and the Trust Indenture Act (the “Rules and Regulations”) and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the Closing Date, the Registration Statement and the Prospectus will conform in all material respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and at each of the times of amending or supplementing referred to in Section 7(b) hereof, the Registration Statement and the Prospectus as then amended or supplemented will conform in all material respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations, and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that no representation is made with respect to statements in or omissions from the Registration Statement or the Prospectus based upon written information furnished to the Company or the Guarantor by any Agent specifically for use therein.

(c)                The Time of Sale Information at each Time of Sale and at the Closing Date will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the each of the Company and the Guarantor makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Agent furnished to the Company or the Guarantor in writing by such Agent expressly for use in such Time of Sale Information.

“Time of Sale” shall mean any time at or prior to the confirmation of any sales of any Program Securities.

“Time of Sale Information” shall mean the Prospectus most recently filed or transmitted for filing as of such Time of Sale, each prospectus addendum, product supplement, index supplement, underlying supplement or pricing supplement to such Prospectus that relates to the sale of Program Securities confirmed at such Time of Sale that has been filed or transmitted for filing as of such Time of Sale, each preliminary prospectus or Term Sheet, if any, that relates to the sale of Program Securities confirmed at such Time of Sale that has been filed or transmitted for filing as of such Time of Sale and each “Free Writing Prospectus” (as defined pursuant to Rule 405 under the Act) relating to such Program Securities that is an “issuer free writing prospectus” (as defined pursuant to Rule 433 under the Act).

(d)               Other than a Free Writing Prospectus approved in advance by J.P. Morgan Securities LLC (“JPMS”) in its capacity as agent, each of the Company and the Guarantor (including its agents and representatives, other than the Agents in their capacity as such and selected dealers purchasing Program Securities as principal from the Agents) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any written communication (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Program Securities. At each Time of Sale, each such Free Writing Prospectus included in the applicable Time of Sale Information complied in all material respects with the Act, has been filed in accordance with the Act (to the extent required thereby) and, when taken together with any prospectus addenda, any applicable product supplement(s), any applicable index supplement(s), any applicable underlying supplement(s) and the Prospectus filed prior to such Free Writing Prospectus, did not, and will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that each of the Company and the Guarantor makes no representation and warranty with respect to any statements or omissions made in each such Free Writing Prospectus in reliance upon and in conformity with information relating to any Agent furnished to the Company or the Guarantor in writing by such Agent expressly for use in any Free Writing Prospectus.

(e)                The Note Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and the Guarantor and is a valid and legally binding agreement of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms except as the enforceability thereof (i) may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally, (ii) is subject to general principles of equity, regardless of whether such enforceability is considered at a proceeding in equity or at law and (iii) is subject to an implied covenant of good faith and fair dealing.

(f)                The Warrant Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized by the Company and the Guarantor and, when the Warrant Indenture has been duly executed and delivered by the Company and the Guarantor, will be a valid and legally binding agreement of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms except as the enforceability thereof (i) may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally, (ii) is subject to general principles of equity, regardless of whether such enforceability is considered at a proceeding in equity or at law and (iii) is subject to an implied covenant of good faith and fair dealing.

(g)               The forms of Notes have been duly authorized by the Company and when the terms of the Notes have been duly established in conformity with the provisions of the Note Indenture and, when the Notes have been executed and authenticated in accordance with the Note Indenture and delivered to and duly paid for by the purchasers thereof, the Notes will be entitled to the benefits of the Note Indenture and will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except as the enforceability thereof (i) may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally, (ii) is subject to general principles of equity, regardless of whether such enforceability is considered at a proceeding in equity or at law and (iii) is subject to an implied covenant of good faith and fair dealing.

(h)               The forms of Warrants have been duly authorized by the Company and when the Warrant Indenture has been duly executed and delivered and the terms of the Warrants have been duly established in conformity with the provisions of the Warrant Indenture and, when the Warrants have been executed and authenticated in accordance with the Warrant Indenture and delivered to and duly paid for by the purchasers thereof, the Warrants will be entitled to the benefits of the Warrant Indenture and will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except as the enforceability thereof (i) may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally, (ii) is subject to general principles of equity, regardless of whether such enforceability is considered at a proceeding in equity or at law and (iii) is subject to an implied covenant of good faith and fair dealing.

Notwithstanding the foregoing, it is understood and agreed that the representations and warranties set forth in Section2(f) 2(g) (except as to due authorization of the Notes) and Section 2(h) (except as to due authorization of the Warrants), when made as of the Closing Date, or as of any date on which you solicit offers to purchase Program Securities, with respect to any Program Securities the payments of principal or interest on which, or any other payments with respect to which, will be determined by reference to one or more currency exchange rates, commodity prices, securities of entities affiliated or unaffiliated with the Company or the Guarantor, baskets of such securities, equity indices or other factors, shall be deemed not to address the application of the Commodity Exchange Act, as amended, or the rules, regulations or interpretations of the Commodity Futures Trading Commission.

3.                  Establishment of Agency; Solicitations by Agents.

(a)                Subject to the terms and conditions set forth herein and to the reservation by the Company of the right to (i) sell Program Securities directly on its own behalf at any time and to any person, (ii) cause Additional Agents (as defined below) to become parties to this Agreement or enter into similar agreements from time to time pursuant to Section 3(c), (iii) sell Program Securities pursuant to Section 4 hereof to any Agent, acting as principal, for its own account or for resale to one or more investors or to another broker-dealer, acting as principal, for purpose of resale and (iv) accept (but not solicit) offers to purchase Program Securities through other agents on substantially the same terms and conditions as would apply to the Agents, the Company hereby appoints each Agent an agent of the Company for the purpose of soliciting and receiving offers to purchase Program Securities from the Company.

(b)               On the basis of the representations and warranties and subject to the terms and conditions set forth herein, each Agent severally and not jointly hereby agrees, as agent of the Company, to use reasonable efforts when requested by the Company to solicit and receive offers to purchase Program Securities upon the terms and conditions set forth in the Prospectus as then amended or supplemented, including by a prospectus addenda, the applicable product supplement and/or applicable index supplement and/or applicable underlying supplement and/or the applicable Free Writing Prospectus and/or final term sheet or pricing supplement and in the applicable Procedures (as defined below).

(c)                The Company may from time to time appoint one or more additional financial institutions experienced in the distribution of securities similar to the Program Securities (each such additional institution herein referred to as an “Additional Agent”) as agent(s) hereunder pursuant to a letter (an “Agent Accession Letter”) substantially in the form attached hereto as Exhibit B to this Agreement, whereupon each such Additional Agent shall, subject to the terms and conditions of this Agreement and the Agent Accession Letter, become a party to this Agreement as an agent, vested with all the authority, rights and powers and subject to all the duties and obligations of an Agent as if originally named as an Agent hereunder. If the Company shall appoint any Additional Agent(s) pursuant to an Agent Accession Letter in accordance with this subsection (c), the Company shall provide each Agent with a copy of such executed Agent Accession Letter.

(d)               Upon receipt of any notice delivered by the Company pursuant to Section 5(c), each Agent shall suspend its solicitation of offers to purchase Program Securities until the Company and the Guarantor shall have amended or supplemented the Registration Statement or the Prospectus as contemplated by Section 5(c) and the Company shall have advised such Agent that such solicitation may be resumed.

(e)                The Company or the Guarantor, as the case may be, reserves the right, in its sole discretion, to suspend, at any time and for any period, the solicitation of offers to purchase Program Securities. Upon receipt of any notice of such suspension from the Company, each Agent shall as soon as possible, but in no event later than one Business Day (as defined in the applicable Procedures) in New York City after receipt of such notice, suspend its solicitation of offers to purchase Program Securities until the Company shall have advised such Agent that such solicitation may be resumed.

(f)                Each Agent shall promptly communicate to the Company, orally or in writing, each offer to purchase Program Securities received by it as Agent, other than offers rejected by it pursuant to the next sentence. Each Agent shall have the right, in its discretion reasonably exercised, to reject as unreasonable any offer to purchase Program Securities received by it and no such rejection shall be deemed a breach of its obligations hereunder. The Company shall have the sole right to accept offers to purchase Program Securities and may, in its sole discretion, reject any offer in whole or in part.

(g)               At the time of the settlement of any sale of Program Securities pursuant to an offer presented by an Agent, the Company shall pay such Agent a commission based on market conditions and other factors in existence at the time of such sale, which commissions shall be subject to negotiation between the Company and the Agent and shall be disclosed in a Free Writing Prospectus or Pricing Supplement (as defined herein), as applicable, relating to such Program Securities.

(h)               Administrative procedures relating to the respective duties and obligations specifically provided to be performed in the Global Medium-Term Notes, Series A and Global Warrants, Series A Administrative Procedures (the “Procedures”) shall be agreed upon from time to time by the Agents and the Company. The initial Procedures, which are set forth in Exhibit C hereto, shall remain in effect until changed by agreement between the Company and the Agents. The Agents and the Company agree to perform the respective duties and obligations, and to observe the restrictions, specifically provided to be performed and observed by them in the applicable Procedures.

4.                  Purchases as Principals.

(a)                Each sale of Program Securities to you as principals shall be made in accordance with the terms of this Agreement. In connection with each such sale, the Company will enter into a Terms Agreement that will provide for the sale of such Program Securities to, and the purchase thereof by, you. Each Terms Agreement will take the form of either (i) a written agreement between you and the Company, which will be substantially in the form of Exhibit D or Exhibit D-1 (as applicable) hereto (each a “Terms Agreement”), or (ii) an oral agreement between you and the Company confirmed in writing by you to the Company.

(b)               Your commitment to purchase Program Securities as principal pursuant to a Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company and the Guarantor herein contained and shall be subject to the terms and conditions herein set forth. Each (i) Terms Agreement relating to the Notes shall specify the principal amount of Notes to be purchased by you pursuant thereto, the maturity date of such Notes, the interest rate and interest rate formula, if any, applicable to such Notes and any other terms of such Notes and (ii) Terms Agreement relating to the Warrants shall specify the exercise price, the exercise date or period, the expiration date and any other terms of such Warrants. Each such Terms Agreement may also specify any requirements for officers’ certificates, opinions of counsel and letters from the independent auditors of the Guarantor. A Terms Agreement may also specify certain provisions relating to the reoffering of such Notes or Warrants, as the case may be, by you.

(c)                Each Terms Agreement shall specify the time and place of delivery of and payment for the Program Securities and shall set out the offering price, the Agents’ commission, and any selling concession or reallowance and the net proceeds to the Company. Unless otherwise specified in a Terms Agreement, the procedural details relating to the issue and delivery of Notes or Warrants, as the case may be, purchased by you as principal and the payment therefor shall be as set forth in the Procedures. Each date of delivery of and payment for Program Securities to be purchased by you as principal pursuant to a Terms Agreement is referred to herein as a “Settlement Date.”

(d)               Unless otherwise specified in a Terms Agreement, if you are purchasing Program Securities as principal you may resell such Program Securities to other dealers. Any such sales may be at a discount, which shall not exceed the amount set forth in the Free Writing Prospectus (available prior to the Time of Sale) or Pricing Supplement, as applicable, relating to such Program Securities.

5.                  Certain Agreements of the Company and the Guarantor. The Company and the Guarantor jointly and severally agree with the Agents that:

(a)                Before using, authorizing, approving, referring to or filing any Free Writing Prospectus, the Company will furnish to JPMS, in its capacity as agent, and counsel for JPMS, a copy of the proposed Free Writing Prospectus for review and will not use, authorize, approve, refer to or file any such Free Writing Prospectus to which JPMS objects in its reasonable judgment.

(b)               The Company will advise each Agent promptly of any proposal to amend or supplement the Time of Sale Information, the Prospectus or the Registration Statement or to register the Program Securities and the Guarantees under any additional or replacement registration statements other than the Registration Statement referred to in Section 2(a) above (other than any proposal for an amendment or supplement or additional registration statement that relates only to the offering and sale of securities other than the Program Securities or the offering and sale of Program Securities other than through such Agent). The Company will also advise each Agent promptly of (i) the filing with the Commission of each amendment or supplement to the Prospectus or the Registration Statement and each such additional or replacement registration statement (other than any amendment, supplement or additional registration statement that relates only to the offering and sale of securities other than the Program Securities or the offering and sale of Program Securities other than through such Agent), (ii) the institution by the Commission of any stop order proceedings in respect of the Registration Statement or any such additional or replacement registration statement, and will use its best efforts to prevent the issuance of any such stop order and, if such a stop order is issued, to obtain its lifting as soon as possible and (iii) receipt by the Company or the Guarantor of any notification with respect to the suspension of the qualification of the Program Securities or the Guarantees for sale in any jurisdiction or the initiation or threat of any proceeding for that purpose.

(c)                If, at any time when a Prospectus or Time of Sale Information relating to the Program Securities is required to be delivered under the Act, any event shall occur as a result of which the Prospectus or Time of Sale Information as then amended or supplemented shall include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary at any time to amend or supplement the Registration Statement, Time of Sale Information or the Prospectus to comply with the Act, the Company shall promptly (i) notify each Agent to suspend the solicitation of offers to purchase the Program Securities and (ii) prepare and file with the Commission an amendment or supplement that will correct such untrue statement or omission or effect such compliance.

(d)               The Company agrees that it will not solicit or accept offers to purchase Program Securities from any Agent during any period when (i) the Company or the Guarantor shall have been advised by either Moody’s Investors Services, Inc. or Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., that such organization has determined to downgrade the rating of the Program Securities or any other debt obligations or any preferred stock of the Company or the Guarantor and such downgrade shall not yet have been publicly announced, or (ii) there shall have occurred a material change in the financial condition or business of the Company, the Guarantor and their respective subsidiaries, taken as a whole, and such event shall not have been disclosed in the Time of Sale Information or the Prospectus (directly or by incorporation by reference); provided, however, that the Company shall not be obligated to inform any Agent of the reason for, or describe the occurrence of any event that may have occasioned the need for, the suspension of its solicitation or acceptance of offers.

(e)                Not later than 16 months after the date of each acceptance by the Company of an offer to purchase Program Securities hereunder, the Guarantor will make generally available to its security holders an earnings statement that will satisfy the provisions of Section 11(a) of the Act and Rule 158 thereunder covering a period of at least 12 months beginning after the last to occur of (i) the effective date of the Registration Statement, (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of such acceptance, (iii) the date of the Annual Report of the Guarantor on Form 10-K most recently filed with the Commission prior to the date of such acceptance and (iv) the date prospectus supplements filed in connection with an offer to purchase Program Securities is deemed a part of the Registration Statement pursuant to Rule 430B.

(f)                The Company will furnish to each Agent copies of the Prospectus and of the Registration Statement (including the exhibits thereto relating to the offering by the Company thereunder of the Program Securities, but excluding the documents incorporated by reference), and all amendments and supplements to the Prospectus and the Registration Statement and all additional registration statements pursuant to which any of the Program Securities or the Guarantees may be registered (other than any amendment, supplement or additional registration statement that relates only to the offering and sale of securities other than Program Securities (and the related Guarantees) or any pricing supplement relating to the offering and sale of Program Securities other than through such Agent), and each Free Writing Prospectus relating to the Program Securities (and the related Guarantees) to be offered and sold, in each case as soon as available and in such quantities as shall be reasonably requested. The Company will prepare, prior to the applicable Time of Sale, with respect to any Program Securities (and the related Guarantees) to be sold through or to the Agents, (i) a Free Writing Prospectus in accordance with Section 5(a) hereof in the form of a term sheet or (ii) a preliminary pricing supplement with respect to such Program Securities (a “Term Sheet”) and will file such Term Sheet with the Commission pursuant to Rule 433 or Rule 424(b), as applicable, under the Act not later than the time specified by such rule. The Company will file the final version of the Term Sheet, containing the final terms of the relevant Program Securities, as a pricing supplement pursuant to the requirements of Rule 424(b) of the Act, two days after the earlier of the date such terms became final or the date of first use (each a “Pricing Supplement”).

(g)               The Company and the Guarantor will arrange for the qualification of the Program Securities and the Guarantees for sale, if any, and the determination of their eligibility for investment under the laws of such jurisdictions as the Agents designate and will continue such qualifications in effect so long as required for the distribution of the Program Securities; provided, however, that in connection therewith neither the Company nor the Guarantor shall be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction.

(h)               At any time when a Prospectus is required to be delivered under the Act, and if not publicly available through the Commission’s website, the Guarantor will furnish to each Agent, (i) as soon as practicable after the end of each fiscal year, the number of copies reasonably requested by such Agent of its annual report to stockholders for such year, (ii) as soon as available, the number of copies reasonably requested by such Agent of each report (including without limitation reports on Forms 10-K, 10-Q and 8-K) or definitive proxy statement of the Guarantor filed with the Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or mailed to stockholders and (iii) from time to time, such other information concerning the Company or the Guarantor as such Agent may reasonably request. The Company or the Guarantor, as applicable, also will furnish each Agent with a hyperlink to any press release or general announcement to the general public, in each case upon request by the Agent.

(i)                 The Company and the Guarantor will, whether or not any sale of Program Securities is consummated, pay all expenses incident to the performance of their respective obligations under this Agreement and any Terms Agreement and the reasonable fees and disbursements of Davis Polk & Wardwell LLP or any other legal counsel for the Agents in connection with the offering and sale of the Program Securities and will reimburse each Agent for any expenses (including fees and disbursements of counsel) incurred by it in connection with the qualification of the Program Securities and the Guarantees for sale and the determination of their eligibility for investment under the laws of such jurisdictions as such Agent may designate and the printing of memoranda relating thereto and for any fees charged by investment rating agencies for the rating of the Program Securities. The Company will determine with the Agents the amount of advertising, if any, appropriate in connection with the solicitation of offers to purchase Program Securities and will pay, or reimburse the Agents for, all advertising expenses approved by it.

6.                  Conditions to Agents’ Obligations. Your obligation to solicit or receive offers to purchase Program Securities as an agent of the Company and your obligation to purchase Program Securities as principal pursuant to any Terms Agreement shall be subject to the continued accuracy in all material respects of the representations and warranties of the Company and the Guarantor set forth herein, to the performance by the Company and the Guarantor of their respective obligations hereunder and to each of the following additional conditions precedent:

(a)                (i) No stop order suspending the effectiveness of the Registration Statement or suspending the qualification of the Note Indenture shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Act shall have been instituted or, to the knowledge of the Company, the Guarantor or such Agent, shall be contemplated by the Commission, and any requests for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the such Agents.

     (ii)               (A) No downgrading shall have occurred in the rating accorded the Program Securities or any other debt securities of the Company or the Guarantor by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Section 3(a)(62) of the Exchange Act and (B) no such organization shall have publicly announced that it has been placed under surveillance or review, or has changed its outlook with respect to, its rating of the Program Securities or of any other debt securities or preferred stock of or guaranteed by the Company or the Guarantor (other than an announcement with positive implications of a possible upgrading).

     (iii)             The Prospectus, each Free Writing Prospectus and all other Time of Sale Information shall have been timely filed with the Commission under the Act (in the case of a Free Writing Prospectus and all other Time of Sale Information, to the extent required by Rule 433 under the Act).

(b)               Subsequent to the date of this Agreement and any Terms Agreement, there shall not have occurred any change, or any development involving a prospective change, in or affecting the business or properties of the Company or of the Guarantor or its subsidiaries that is not described in the Time of Sale Information and that is, in the judgment of such Agent, so material and adverse as to make it impracticable or inadvisable to proceed with the offering, sale or the delivery of the Program Securities on the terms and in the manner contemplated in the Time of Sale Information and the Prospectus.

(c)                Such Agent shall have received an opinion letter of Simpson Thacher & Bartlett LLP, counsel for the Company and the Guarantor or such other counsel as is acceptable to such Agent, including in-house counsel, dated the Closing Date, to the effect that:

     (i)                 The Guarantor has been duly incorporated and is validly existing and in good standing as a corporation under the law of the State of Delaware, and JPMorgan Chase Bank, National Association has been duly formed and is validly existing as a national banking association under the law of the United States, in each case with full corporate power and authority to conduct its business as described in the Registration Statement and the Prospectus.

     (ii)               The Company has been duly formed and is validly existing and in good standing as a limited liability company under the law of the State of Delaware, with full limited liability company power and authority to conduct its business as described in the Registration Statement and the Prospectus.

     (iii)             The Note Indenture has been duly authorized, executed and delivered by the Company and the Guarantor and duly qualified under the Trust Indenture Act, and, assuming that the Note Indenture (including the Notes Guarantee set forth therein) is the valid and legally binding obligation of the Note Trustee, the Note Indenture (including the Notes Guarantee set forth therein) constitutes a valid and legally binding obligation of the Company and the Guarantor enforceable against the Company and the Guarantor in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally; general equitable principles (whether considered in a proceeding in equity or at law); and an implied covenant of good faith and fair dealing.

     (iv)             This Agreement has been duly authorized, executed and delivered by the Company and the Guarantor and, assuming that this Agreement is the valid and legal obligation of J.P. Morgan Securities LLC and the other Agents parties hereto, this Agreement constitutes a valid and legally binding obligation of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally; general equitable principles (whether considered in a proceeding in equity or at law); and an implied covenant of good faith and fair dealing and subject to considerations of public policy.

     (v)               The Warrant Indenture has been duly authorized by the Company and the Guarantor and duly qualified under the Trust Indenture Act and, when duly executed and delivered by the Company and the Guarantor, assuming that the Warrant Indenture (including the Warrants Guarantee set forth therein) is the valid and legally binding obligation of the Warrant Trustee, the Warrant Indenture (including the Warrants Guarantee set forth therein) will constitute a valid and legally binding obligation of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally; general equitable principles (whether considered in a proceeding in equity or at law); and an implied covenant of good faith and fair dealing.

     (vi)             The Notes have been duly authorized by the Company and, when the terms of the Notes and their issue and sale have been duly established in accordance with the Note Indenture and this Agreement so as not to violate the Company’s Certificate of Formation or Limited Liability Company Agreement or any applicable law or agreement or instrument then binding on the Company, and the Notes have been duly executed by the Company and duly authenticated by the Note Trustee in accordance with the provisions of the Note Indenture, and upon payment and delivery in accordance with this Agreement, the Notes will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their respective terms and entitled to the benefits of the Note Indenture, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally; general equitable principles (whether considered in a proceeding in equity or at law); and an implied covenant of good faith and fair dealing.

     (vii)           The Warrants have been duly authorized by the Company and, when the Warrant Indenture has been duly executed and delivered by the Company and the Guarantor and the terms of the Warrants and their issue and sale have been duly established in accordance with the Warrant Indenture and this Agreement so as not to violate the Company’s Certificate of Formation or Limited Liability Company Agreement or any applicable law or agreement or instrument then binding on the Company, and the Warrants have been duly executed by the Company and duly authenticated by the Warrant Trustee in accordance with the provisions of the Warrant Indenture, and upon payment and delivery in accordance with this Agreement, the Warrants will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their respective terms and entitled to the benefits of the Warrant Indenture, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally; general equitable principles (whether considered in a proceeding in equity or at law); and an implied covenant of good faith and fair dealing.

     (viii)         The issue and sale of the Program Securities by the Company, the execution, delivery and performance of this Agreement by the Company and the Guarantor and the execution and delivery of the Note Indenture and the Warrant Indenture by the Company and the Guarantor will not breach or result in a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument filed or incorporated by reference as an exhibit to the Registration Statement, nor will such actions violate the Certificate of Formation or Limited Liability Company Agreement of the Company, the Certificate of Incorporation or By-laws of the Guarantor, any federal or New York State statute, the Delaware Limited Liability Company Act or the Delaware General Corporation Law or any rule or regulation that has been issued pursuant to any federal or New York State statute, the Delaware Limited Liability Company Act or the Delaware General Corporation Law, or any order known to such counsel issued pursuant to any federal or New York State statute, the Delaware Limited Liability Company Act or the Delaware General Corporation Law by any federal or New York State court or governmental agency or body or any Delaware court or governmental agency or body acting pursuant to the Delaware Limited Liability Company Act or the Delaware General Corporation Law, except that it is understood that no opinion is given in this paragraph (viii) with respect to any federal or state securities law or any rule or regulation issued pursuant to any federal or state securities law.

     (ix)             No consent, approval, authorization, order, registration or qualification of or with any federal or New York State governmental agency or body or any Delaware governmental agency or body acting pursuant to the Delaware Limited Liability Company Act or the Delaware General Corporation Law or, to our knowledge, any federal or New York State court or any Delaware court acting pursuant to the Delaware Limited Liability Company Act or the Delaware General Corporation Law is required for the issue and sale of the Program Securities by the Company and the compliance by the Company with the provisions of this Agreement, the Note Indenture and the Warrant Indenture, except that it is understood that no opinion is given in this paragraph (ix) with respect to any federal or state securities law or any rule or regulation issued pursuant to any federal or state securities law.

     (x)               The Registration Statement has become effective under the Act; and the Prospectus was filed on [              ] pursuant to Rule 424(b) of

the rules and regulations of the Commission under the Act; and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued or proceeding for that purpose has been instituted or threatened by the Commission.

     (xi)             The statements made in the Prospectus under the captions “Description of Debt Securities of JPMorgan Chase Financial Company LLC” and “Description of Warrants of JPMorgan Chase Financial Company LLC,” insofar as they relate to the Program Securities and purport to constitute summaries of certain terms of the documents referred to therein, constitute accurate summaries of such terms of such documents in all material respects (subject to the insertion in the Notes and/or the Warrants of the maturity dates, interest rates and other similar terms thereof, which are to be described in Term Sheets and Pricing Supplements to the Prospectus, it being understood for the avoidance of doubt that such counsel express no opinion therein with respect to the final terms of the Program Securities, the final pricing or distribution terms of the offering of the Program Securities or information based upon or derived therefrom or any information in any supplement or amendment to the Prospectus).

     (xii)           To such counsel’s knowledge, there are no contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement or incorporated by reference therein that are not described and filed or incorporated by reference as required.

(d)               Such Agent shall have received a letter of Simpson Thacher & Bartlett LLP, counsel for the Company and the Guarantor or such other counsel as is acceptable to such Agent, including in-house counsel, dated the Closing Date, to the effect that such counsel:

    (i)                 advises you that each of the Registration Statement, as of the date it first became effective under the Act, and the Prospectus, as of [              ], appeared, on its face, to be appropriately responsive, in all material respects, to the requirements of the Act and the applicable rules and regulations of the Commission thereunder, except that in each case such counsel expresses no view with respect to the financial statements or other financial, accounting or statistical data contained in, incorporated or deemed incorporated by reference in, or omitted from the Registration Statement, the Prospectus or the Exchange Act reports incorporated therein; and

    (ii)               nothing has come to such counsel’s attention that causes such counsel to believe that the Registration Statement (including the documents incorporated by reference in the Registration Statement on file with the Commission on the effective date of the Registration Statement),

as of [              ], contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Prospectus (including the documents incorporated by reference in the Prospectus), as of [              ], contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that in each case such counsel expresses no belief with respect to (i) the final terms of the Program Securities, the final pricing or distribution terms of the offering of the Program Securities or information based upon or derived therefrom or any information contained in any supplement or amendment to the Prospectus, or (ii) the financial statements or other financial, accounting or statistical data contained in, incorporated or deemed incorporated by reference in, or omitted from the Registration Statement, the Prospectus or the Exchange Act reports incorporated therein.

(e)                Such Agent shall have received a certificate, dated the Closing Date, of (i) with respect to the Company, the President, any Executive Vice President, any Managing Director or any Senior Vice President and (ii) with respect to the Guarantor, the Chief Executive Officer, any Vice-Chairman, any Executive Vice President, the Chief Financial Officer, the Chief Operating Officer, the Corporate Treasurer, any Managing Director, any Senior Vice President or any officer of the Guarantor performing similar functions, in which such officer shall state, to the best of his or her knowledge after reasonable investigation, that the representations and warranties of the Company or the Guarantor, as applicable, in this Agreement are true and correct, that the Company or the Guarantor, as applicable, has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the date of such certificate, that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and that, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change in the financial position or results of operations of the Company or the Guarantor and its subsidiaries, as applicable, except as set forth in or contemplated by the Prospectus or as described in such certificate.

(f)                Such Agent shall have received a letter of PricewaterhouseCoopers LLP, addressed jointly to the Board of Directors of the Guarantor and such Agent, dated the Closing Date and satisfactory to such Agent, confirming that they are an independent registered public accounting firm with respect to the Guarantor within the meaning of the Act, the applicable Rules and Regulations and the standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”), and stating in effect that (i) in their opinion, the Guarantor’s consolidated financial statements audited by them and included in the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act, the Exchange Act and the Rules and Regulations, (ii) on

the basis of a reading of the latest available interim financial statements of the Guarantor, inquiries of certain officials of the Guarantor who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that (A) any material modifications should be made to the unaudited consolidated financial statements in the Prospectus for them to be in conformity with accounting principles generally accepted in the United States, (B) the unaudited consolidated financial statements in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act, the Exchange Act and the Rules and Regulations or are not stated on a basis substantially consistent with that of the audited consolidated financial statements included in the Prospectus, (C) at the date of the latest available balance sheet read by such accounting firm, or at a subsequent specified date not more than five days prior to the Closing Date, there was any change in the Guarantor’s common stock, preferred stock, or long-term debt of the Guarantor and its consolidated subsidiaries or any decrease in total stockholders’ equity of the Guarantor and its consolidated subsidiaries as compared with amounts shown in the latest balance sheet included in the Prospectus; or (D) for the period from the closing date of the latest audited income statement included in the Prospectus to the closing date of the latest available income statement read by such accounting firm there were any decreases, as compared with the corresponding period of the previous year, in the consolidated net interest income, in net interest income after provision for loan losses, or in net income or net income per common share of the Guarantor and its subsidiaries on a consolidated basis, except in all instances for changes or decreases set forth in such letter or which the Prospectus discloses have occurred or may occur, and (iii) they have compared certain agreed dollar amounts (or percentages derived from such dollar amounts) and other financial information (and ratios) included in the Prospectus (to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Guarantor and its subsidiaries subject to the internal controls of the Guarantor’s accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter, and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter. For purposes of this subsection, “Prospectus” shall mean the Prospectus as amended and supplemented on the date of such letter. All financial statements included in material incorporated by reference into the Prospectus shall be deemed included in the Prospectus for purposes of this subsection.

(g)               [RESERVED]

(h)               Such Agent shall have received from Davis Polk & Wardwell LLP, counsel for the Agents, one or more opinions and/or negative assurance letters, dated the Closing Date, with respect to the formation of the Company, the incorporation of the Guarantor, the validity of the Program Securities and the Guarantees, the Registration Statement, the Prospectus and other related matters as it may reasonably require, and the Company and the Guarantor shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

     Such opinion and/or negative assurance letter, dated as of such date, of Davis Polk & Wardwell LLP, special tax counsel to the Company and the Guarantor, shall further state that the statements set forth under the caption “United States Federal Taxation” in the Prospectus Supplement insofar as such statements relate to statements of law or legal conclusions under the laws of the United States or matters of United States law, fairly present the information called for and fairly summarize the matters referred to therein.

     The opinions, certificates, letters and other documents required to be delivered by this Section 6 shall be delivered at the office of Davis Polk & Wardwell LLP at 450 Lexington Avenue, New York, New York 10017, not later than 10:00 a.m., New York City time, on the date of this Agreement or at such later time and date as may be mutually agreed by the Company, the Guarantor and the Agents, which in no event shall be later than the time at which the Agents commence solicitation of purchasers of Program Securities hereunder, the time and date of such delivery being herein called the “Closing Date”. The Company and the Guarantor will furnish each Agent with such conformed copies of such opinions, certificates, letters and other documents as it may reasonably request.

     In the event that, after the Closing Date, the Company and the Guarantor shall determine to (x) register a portion of the Program Securities and the Guarantees under, in addition to the Registration Statement referred to in Section 2(a) above, a different registration statement or registration statements or (y) file a new registration statement to replace the Registration Statement referred to in Section 2(a) above, each of the Company and the Guarantor shall (i) promptly comply with its obligations and take any steps as are required to be taken by it pursuant to Sections 5(b), (f), (g), (h) and (i) hereof, (ii) not later than 10:00 a.m., New York City time, on the date on which any such new or replacement registration statement shall be filed by the Company and the Guarantor with the Commission under the Act and shall have been declared or deemed effective, or at such later time and date as shall be mutually agreed by the Company, the Guarantor and the Agents, deliver to each Agent and its counsel the opinions, certificates, letters and other documents required to be delivered pursuant to paragraphs (c), (d), (e), (f) and (h) of this Section 6, and (iii) if applicable, deliver to each Agent a certificate, dated the date each of the other certificates delivered pursuant to clause (ii) are being delivered, executed by (1) with respect to the Company, the President, any Executive Vice President, any Managing Director or any Senior Vice President and (2) with respect to the Guarantor, the Chief Executive Officer, any Vice-Chairman, any Executive Vice President, the Chief Financial Officer, the Chief Operating Officer, the Corporate Treasurer, any Managing Director, any Senior Vice President or any officer of the Guarantor performing similar functions, reaffirming each of the representations and warranties of the Company or the Guarantor, as applicable, set forth in

Section 2 with respect to any registration statement, any Free Writing Prospectus relating to the Program Securities and any prospectus included in such registration statement filed after the date hereof relating to the Program Securities.

     For purposes of the documents required to be delivered pursuant to the preceding paragraph, the term “Registration Statement” shall be deemed to refer to the Registration Statement referred to in Section 2(a), together with any such additional registration statement or registration statements relating to the Program Securities and the Guarantees or, in the case of clause (y) in the immediately preceding paragraph, such replacement registration statement, in each case as amended or supplemented; the term “Closing Date” shall be deemed to refer to the date on which the requirements under the preceding paragraph are satisfied. As of and after the requirements of the preceding paragraph are satisfied, the foregoing terms shall be deemed to be so amended for all purposes of this Agreement.

     In the case of Additional Agents, the conditions set forth in paragraphs (c), (d), (e), (f) and (h) of this Section 6 shall be deemed satisfied by the delivery to the Additional Agents of copies of the documents delivered pursuant to such paragraphs on the Closing Date.

7.                  Additional Covenants of the Company and the Guarantor. Each of the Company and the Guarantor agrees that:

(a)                Each acceptance by the Company of an offer to purchase Program Securities shall be deemed to be an affirmation that the representations and warranties of the Company and the Guarantor contained in this Agreement are true and correct in all material respects at the time of such acceptance and a covenant and an affirmation that such representations and warranties will be true and correct at the time of delivery to the purchaser of the Program Securities relating to such acceptance as though made at and as of such time, it being understood that such representations and warranties shall relate to the Registration Statement, the Time of Sale Information and the Prospectus as amended or supplemented at such time. For purposes of this paragraph, the term “Registration Statement” shall be deemed to mean the registration statement under which such Program Securities are being offered, which may be the Registration Statement referred to in Section 2(a) or any additional or replacement registration statement relating to the Program Securities and the Guarantees referred to in Section 5(b).

(b)               Promptly after the filing with the Commission of each amendment of or supplement to the Registration Statement or the Prospectus under the Act (other than (i) information filed or furnished to the Commission in a Current Report on Form 8-K (or any successor form thereto); (ii) an exhibit to the Registration Statement or Prospectus that does not relate to the Program Securities; (iii) any pre-effective amendment or (iv) any amendment or supplement which relates only to the offering and sale of securities other than the Program Securities or which serves only to set forth, or reflect a change in, the terms of any Program Securities or the principal amount of Program Securities remaining to be sold or any similar information), the Company and the Guarantor, as applicable, shall, at the request of an Agent, furnish such Agent with a certificate of (i) with respect to the Company, the President, any Executive Vice President, any Managing Director or any Senior Vice President and (ii) with respect to the Guarantor, the Chief Executive Officer, any Vice-Chairman, any Executive Vice President, the Chief Financial Officer, the Chief Operating Officer, the Corporate Treasurer, any Managing Director, any Senior Vice President or any officer of the Guarantor performing similar functions, dated the date of such amendment, supplement or filing to the same effect as the certificate referred to in Section 6(e), modified as necessary to relate to the Registration Statement and the Prospectus as amended or supplemented to the date of such certificate; provided, however, that the Company and the Guarantor shall not be required during any period in which the Company has instructed each Agent to cease or each Agent has ceased soliciting offers to purchase Program Securities to furnish each Agent with such certificates, provided that the obligation of each Agent to begin thereafter to solicit offers to purchase Program Securities shall be subject to the delivery of such certificate dated the latest date on which the Company and the Guarantor would, but for this proviso, have been required to furnish such certificates.

(c)                Promptly after the filing with the Commission of each Quarterly Report on Form 10-Q or Annual Report on Form 10-K of the Guarantor, the Company and the Guarantor shall furnish each Agent requesting it with a written opinion of Simpson Thacher & Bartlett LLP, counsel for the Company and the Guarantor, or such other counsel as is acceptable to each Agent, including in-house counsel, dated the date on which such Form 10-Q or Form 10-K was filed with the Commission, to the effect set forth in Section 6(d) hereof, but modified as necessary to relate to the Registration Statement and the Prospectus as amended or supplemented at such date; provided, however, that in lieu of such opinion, such counsel may furnish each Agent with a letter to the effect that such Agent may rely on a prior opinion delivered under Section  6(d) or this Section 7(c) to the same extent as if it were dated the date of such letter and the statements therein related to the Registration Statement and the Prospectus as amended or supplemented at such date; provided further, that the Company shall not be required during any period in which it has instructed each Agent to cease or each Agent has ceased soliciting offers to purchase Program Securities to furnish each Agent with such opinion or letter, provided that the obligation of each Agent to begin thereafter to solicit offers to purchase Program Securities shall be subject to the delivery of such opinion or letter dated not earlier than the date of the most recent fiscal quarter end if such delivery is so requested by the Agent.

(d)               Within a reasonable time after each date on which the Registration Statement or the Prospectus shall be amended or supplemented to include additional financial information or any document that contains additional financial information, such as a Quarterly Report on Form 10-Q, shall be incorporated by reference into the Prospectus, the Company shall cause

PricewaterhouseCoopers LLP to furnish each Agent with a letter, addressed jointly to the Board of Directors of the Guarantor and the Agents and dated such date, substantially in the form attached hereto as Exhibit E; provided, however, that within a reasonable time after the filing with the Commission of each Annual Report of the Guarantor on Form 10-K, the Company shall instead furnish each Agent with a letter addressed jointly to the Board of Directors of the Guarantor and the Agents and dated such date, to the effect set forth in Section 6(f), insofar as Section 6(f) relates to such additional financial information; provided further, that the Company shall not be required during any period in which it has instructed each Agent to cease or each Agent has ceased soliciting offers to purchase Program Securities to furnish each Agent with either letter referred to above in this paragraph, provided that the obligation of each Agent to begin thereafter to solicit offers to purchase Program Securities shall be subject to the delivery of (i) such letter substantially in the form of Exhibit E with respect to the period commencing with the beginning of the first fiscal quarter following the date of the most recent Annual Report of the Guarantor on Form 10-K and ending with the end of the most recent fiscal quarter or, if later, the period as to which the Company would, but for this proviso, be required to furnish such a letter and (ii) such letter to the effect set forth in Section 6(f) with respect to the most recent Annual Report of the Guarantor on Form 10-K.

(e)                In the event that the Company appoints an Additional Agent pursuant to Section 3(c) of this Agreement, the Company shall cause PricewaterhouseCoopers LLP to deliver a letter addressed to the Company and such Additional Agent (a “Reliance Letter”) entitling such Additional Agent to the benefits of any letter delivered by PricewaterhouseCoopers LLP pursuant to paragraph (d) of this Section 7.

(f)                 In the event that the Company appoints an Additional Agent pursuant to Section 3(c) of this Agreement, the Company and the Guarantor shall furnish such Additional Agent(s) requesting it with a written opinion of Simpson Thacher & Bartlett LLP, counsel for the Company and the Guarantor, or such other counsel as is acceptable to such Additional Agent, to the effect set forth in Section 6(d) or Section 7(c) hereof, but modified as necessary to relate to the Registration Statement and the Prospectus as amended or supplemented at the date of the latest filing by the Guarantor of a Quarterly Report on Form 10-Q or Annual Report on Form 10-K; provided, however, that in lieu of such opinion, such counsel may furnish each Additional Agent with a letter to the effect that such Additional Agent may rely on a prior opinion delivered under Section 6(d) or Section  7(c) to the same extent as if it were dated the date of such Form 10-Q or Form 10-K filing and the statements therein related to the Registration Statement and the Prospectus as amended or supplemented at such date; provided further, that the Company and the Guarantor shall not be required during any period in which it has instructed each Agent to cease or each Agent has ceased soliciting offers to purchase Program Securities to furnish each Agent with such opinion or letter, provided that the obligation of each Agent to begin thereafter to solicit offers to purchase Program Securities shall be subject to the delivery of such opinion or letter dated not earlier than the date of the most recent fiscal quarter end if such delivery is so requested by the Agent.

(g)                The Company agrees to offer to any person who shall have agreed to purchase Program Securities (including any Agent that has agreed to purchase Program Securities pursuant to Section 4 hereof) the right not to purchase such Program Securities if, on the Settlement Date for such purchase, the conditions set forth in Sections 6(a) and (b), or either of them, shall not be satisfied.

(h)                The Company will, pursuant to reasonable procedures developed in good faith, retain for a period of not less than three years copies of each Free Writing Prospectus and other Time of Sale Information that is not filed with the Commission in accordance with Rule 433 under the Act and maintain records regarding the timing of the delivery of all applicable Time of Sale Information.

(i)                 The Company has paid any filing fees required by Rule 457 of the Act.

(j)                 Except with respect to paragraph (a) above, for purposes of the documents required to be delivered pursuant to this section, the term “Registration Statement” shall be deemed to refer to the Registration Statement referred to in Section 2(a), together with any additional or replacement registration statement relating to the Program Securities and the Guarantees referred to in Section 5(b).

8.                  Certain Agreements of the Agents. Each Agent hereby represents and agrees that:

(a)                it has not and will not use, authorize use of, refer to, or participate in the planning for the use of, any Free Writing Prospectus, as defined in Rule 405 under the Act (which term includes use of any written information furnished to the Commission by the Company or the Guarantor and not incorporated by reference into the Registration Statement and any press release issued by the Company or the Guarantor) other than (i) any issuer free writing prospectus prepared pursuant to Section 5(a) above or (ii) any other free writing prospectus that contains only descriptions of the terms of the Program Securities or of the offering of the Program Securities, (an “Agent Free Writing Prospectus”) it being understood that for purposes of this Agreement any such Agent Free Writing Prospectus will not constitute an issuer free writing prospectus;

(b)                it will, pursuant to reasonable procedures developed in good faith, take steps to ensure that any Free Writing Prospectus referred to in clause (a)(ii) above will not be subject to broad unrestricted dissemination;

(c)                it will not, without the prior written consent of the Company, use any Free Writing Prospectus that contains the final terms of the Program Securities unless such terms have previously been included in a Free Writing Prospectus filed with the Commission or otherwise made reasonably available to the purchasers of Program Securities;

(d)                it will retain copies of each Free Writing Prospectus used or referred to by it and all other Time of Sale Information, in accordance with Rule 433 under the Act;

(e)                it is not subject to any pending proceeding under Section 8A of the Act with respect to any offering of Program Securities (and will promptly notify the Company and the Guarantor if any such proceeding against it is initiated during such period of time after the first date of the public offering of the Program Securities as in the opinion of counsel for the Agents a prospectus relating to the Program Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Act) in connection with sales of the Program Securities by any Agent or dealer); and

(f)                 it shall, pursuant to Rule 173 of the Act, provide, or cause its selected dealers to provide, purchasers of Program Securities a notice required thereby two business days following the completion of the sale.

9.                  Indemnification and Contribution.

(a)                The Company and the Guarantor, jointly and severally, will indemnify and hold harmless each Agent and each person, if any, who controls any Agent within the meaning of the Act against any losses, claims, damages or liabilities, joint or several, to which such Agent or such controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or the Prospectus (or in any amendment or supplement thereto), any applicable Free Writing Prospectus or any applicable Time of Sale Information relating to the Program Securities, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will, as such expenses are incurred, reimburse each Agent and each such controlling person for any legal or other expenses reasonably incurred by such Agent or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that neither the Company nor the Guarantor will be liable to an Agent or person controlling such Agent in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such documents in reliance upon and in conformity with written information furnished to the Company or the Guarantor by such Agent specifically for use therein; and provided further, that with respect to any untrue statement or omission or alleged untrue statement or omission made in any Time of Sale Information relating to the Program Securities, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Agent (or to the benefit of any person controlling such Agent) from whom the person asserting any such losses, claims, damages or liabilities purchased the applicable Program Securities, to the extent that any such loss, claim, damage or liability of such Agent or such controlling person results from the fact that a copy of any subsequent Time of Sale Information (which did not contain any such untrue statement or omission or alleged untrue statement or omission) was delivered to such Agent by the Company on a timely basis enabling such Agent so to send, give or make available a copy of such subsequent Time of Sale Information in accordance with such Agent’s customary procedures. This indemnity agreement will be in addition to any liability that the Company or the Guarantor may otherwise have.

(b)               Each Agent will indemnify and hold harmless each of the Company and the Guarantor, each of its members or directors, as applicable, each of its officers who signed the Registration Statement and each person, if any, who controls the Company or the Guarantor within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company, the Guarantor or any such member, director, officer or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or the Prospectus (or in any amendment or supplement thereto), any Free Writing Prospectus or any Time of Sale Information relating to the Program Securities or the related Guarantees, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or the Guarantor by such Agent specifically for use therein; and will, as such expenses are incurred, reimburse any legal or other expenses reasonably incurred by the Company, the Guarantor or any such member, director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability that such Agent may otherwise have.

(c)                Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnifying party in connection with the defense thereof other than reasonable costs of investigation.

(d)                If recovery is not available under the foregoing indemnification provisions of this Section, for any reason other than as specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution for liabilities and expenses, except to the extent that contribution is not permitted under Section 11(f) of the Act. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative benefits received by the Company and the Guarantor on the one hand and any Agent on the other from the offering by it pursuant to this Agreement of the Program Securities that are the subject of the action (taking into account the portion of the proceeds of the offering realized by each), the parties’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, as well as any other relevant equitable considerations. The Company, the Guarantor and the Agents agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation. Notwithstanding the provisions of this subsection (d), no Agent shall be required to contribute any amount in excess of the amount by which the commissions or underwriting discounts received by such Agent relating to the Program Securities that are the subject of the action and which were distributed to the public through it pursuant to this Agreement or upon resale of Program Securities purchased by it from the Company exceed the amount of any damages that such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Agents’ obligations to contribute are several in proportion to their respective obligations hereunder and are not joint.

10.                Status of Each Agent. In soliciting offers to purchase Program Securities pursuant to this Agreement and in performing its other obligations hereunder, each Agent is acting individually and not jointly with the other Agents and, except as contemplated by Section 4, is acting solely as agent for the Company and not as principal. Each Agent will make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Program Securities from the Company has been solicited by such Agent and accepted by the Company, but shall have no liability to the Company or the Guarantor in the event any such purchase is not consummated. If the Company shall default in the performance of its obligation to deliver Program Securities to a purchaser whose offer it has accepted, the Company and the Guarantor, jointly and severally, shall (i) hold each Agent harmless against any loss, claim or damage arising from or as a result of such default and (ii) pay to each Agent any commission to which it would have been entitled had such Program Securities been delivered.

11.                Survival of Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Guarantor or their officers and the Agents set forth in or made pursuant to this Agreement or any Terms Agreement, as the case may be, will remain in full force and effect, regardless of any investigation or statement as to the results thereof made by or on behalf of any Agent, the Company, the Guarantor or any of their respective representatives, officers or directors or any controlling person and will survive delivery of and payment for the Program Securities. If this Agreement or any Terms Agreement is terminated pursuant to Section 12 or for any other reason, each of the Company and the Guarantor shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5(i) to the extent actually incurred by or committed to by an Agent to the date of such termination, the obligations of the Company pursuant to Section 5(c) shall remain in effect until the settlement of all pending deliveries of and payment for securities and the respective obligations of the Company, the Guarantor and the Agents pursuant to Section 9 and the obligations of the Company and the Guarantor pursuant to Section 5(e) shall remain in effect.

12.                Termination. (a) The Company may elect to suspend or terminate the offering of Program Securities under this Agreement at any time. The Company also (as to any one or more of the Agents) or any Agent (as to itself) may terminate the appointment and arrangements described in this Agreement. Such actions may be taken, in the case of the Company, by giving prompt written notice of suspension to all of the Agents and by giving not less than one day’s written notice of termination to all of the Agents, or, in the case of an Agent, by giving not less than one day’s written notice of termination to the Company and the Guarantor. The provisions of Sections 5(c), 5(e), 5(i), 9, and 11 hereof shall survive any termination of this Agreement.

(b)                Any Terms Agreement executed pursuant to Section 4(a) of this Agreement shall be subject to termination, by notice given to the Company and the Guarantor prior to delivery of and payment for all the Program Securities, if (a) prior to such time (i) trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited, (ii) trading in the common stock of the Guarantor on the New York Stock Exchange shall have been suspended, (iii) a general moratorium on commercial banking activities in New York shall have been declared by Federal or New York authorities or (iv) there shall have occurred any outbreak of hostilities or escalation thereof or other calamity or crisis having an adverse effect on the financial markets of the United States and (b) the occurrence or consequences of any one or more of such events shall have, in the judgment of JPMS, made it impracticable to market the Program Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information, any Free Writing Prospectus and the Prospectus. The provisions of Sections 5(c), 5(e), 5(i), 9 and 11 hereof shall survive any termination of the Terms Agreement.

(c)                For the avoidance of doubt, in the event of termination of this Agreement or any Terms Agreement with respect to any Agent, such Agent shall not receive any compensation except in connection with a purchase by it of Program Securities actually consummated, provided that the foregoing shall in no way limit the provisions of Section 9, and that reimbursement by the Company or the Guarantor to an Agent of out-of-pocket accountable expenses actually incurred by such Agent and to which such Agent is otherwise entitled as provided herein shall not be prohibited.

13.                Offering Restrictions. If any Program Securities are to be offered outside the United States, you will not offer or sell any such Program Securities in any jurisdiction if such offer or sale would not be in compliance with any applicable law or regulation or if any consent, approval or permission is needed for such offer or sale by you or for or on behalf of the Company or the Guarantor unless such consent, approval or permission has been previously obtained. Subject to the obligations of the Company and the Guarantor set forth in Section 5 of this Agreement, the Company and the Guarantor shall have no responsibility for, and you will obtain, any consent, approval or permission required by you for the subscription, offer, sale or delivery by you of Program Securities, or the distribution of any offering materials, under the laws and regulations in force in any jurisdiction to which you are subject or in or from which you make any subscription, offer, sale or delivery.

14.                Notices. Except as otherwise provided herein, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Company shall be directed to it at 383 Madison Avenue, Floor 21, New York, New York 10179, Attention: Secretary, Notices to the Guarantor shall be directed to it at 270 Park Avenue, New York, New York 10017, Attention: Office of the Secretary (facsimile No. (212) 270-2966) and notices to any Agent shall be directed to it at the address set forth in Exhibit A hereto.

15.                Governing Law; Counterparts. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. This Agreement may be executed in counterparts and the executed counterparts shall together constitute a single instrument.

16.                Modification. No amendment, modification, supplement or waiver in respect of this Agreement will be effective unless pursuant to an instrument in writing and signed by each of the parties to be bound hereby.

17.                Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement.

[Signatures Follow]

JPMORGAN CHASE FINANCIAL COMPANY LLC, as Issuer

By:
Name: Title:

JPMORGAN CHASE & CO., as Guarantor

By:
Name: Title:

J.P. MORGAN SECURITIES LLC

By:
Name: Title:

EXHIBIT A

AGENTS

J.P. Morgan Securities LLC
383 Madison Avenue – 3rd Floor
New York, NY 10179
Attention: Structured Investments Distributor Marketing Desk
Telephone: (212) 834-4533
Fax: (212) 834-6081

A-1

EXHIBIT B

JPMORGAN CHASE FINANCIAL COMPANY LLC

Global Medium-Term Notes, Series A
Global Warrants, Series A

Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.

FORM OF AGENT ACCESSION LETTER

[date]

[Name of Agent]
[Address of Agent]

Ladies and Gentlemen:

JPMorgan Chase Financial Company LLC, a Delaware limited liability company (the “Company”), and JPMorgan Chase & Co., a Delaware corporation (the “Guarantor”), are parties to a Master Agency Agreement dated as of [              ] (as may be supplemented or amended from time to time) (as amended, the “Master Agency Agreement”) among the Company, the Guarantor and each agent signatory thereto (the “Existing Agents”) with respect to the issue and sale from time to time by the Company of its Global Medium-Term Notes, Series A (the “Notes”) and its Global Warrants, Series A (the “Warrants” and, together with the Notes, the “Program Securities”). The Program Securities are fully and unconditionally guaranteed by the Guarantor (the “Guarantees”). The Notes will be issued pursuant to the provisions of an indenture dated as of February 19, 2016, among the Company, the Guarantor and Deutsche Bank Trust Company Americas, as trustee. The Warrants will be issued pursuant to the provisions of a warrant indenture, substantially in the form of the warrant indenture filed as an exhibit to the Registration Statement, among the Company, the Guarantor and Deutsche Bank Trust Company Americas, as trustee. The Master Agency Agreement permits the Company to appoint one or more additional persons to act as agent with respect to the Program Securities and the Guarantees, on terms substantially the same as those contained in the Master Agency Agreement. A copy of the Master Agency Agreement, including the Procedures with respect to the issuance of the Program Securities and the Guarantees attached thereto as Exhibit C, is attached hereto.

In accordance with Section 3(c) of the Master Agency Agreement, we hereby confirm that, with effect from the date hereof, you shall become a party to, and an Agent under, the Master Agency Agreement, vested with all the authority, rights and powers, and subject to all duties and obligations of an Agent as if originally named as such under the Master Agency Agreement, subject to the terms set forth herein.

Except as otherwise expressly provided herein, all terms used herein which are defined in the Master Agency Agreement shall have the same meanings as in the Master Agency Agreement. Your obligation to act as Agent hereunder shall be subject to you having received copies of the most recent documents (including any prior documents referred to therein) previously delivered to the Existing Agents pursuant to Sections 6 and 7 of the Master Agency Agreement. By your signature below, you confirm that such documents are to your satisfaction. For purposes of Section 14 of the Master Agency Agreement, you confirm that your notice details are as set forth immediately beneath your signature.

Each of the parties to this letter agreement agrees to perform its respective duties and obligations specifically provided to be performed by each of the parties in accordance with the terms and provisions of the Master Agency Agreement and the Procedures, as amended or supplemented hereby, provided that Sections 5(g) and 5(i) of the Master Agency Agreement shall not form part of the agreement between the parties to this letter agreement, and neither the Company nor the Guarantor shall be subject to the obligations specified in such sections, provided further that the Company shall not be required to deliver to you the letter specified in Section 7(e) of the Master Agency Agreement in connection with your appointment as an Additional Agent.

You represent and warrant that you are: (i) actually engaged in the investment banking or securities business; (ii) registered as a broker-dealer under the Exchange Act, under the laws of each state in which such registration is required, and under the laws of each state in which you sell Program Securities and the related Guarantees; (iii) a member in good standing of Financial Industry Regulatory Authority, Inc. (“FINRA”) and all your “persons associated with a broker or dealer,” as that term is defined in the Exchange Act, are properly qualified under the rules of the Commission and/or applicable self-regulatory organizations; (iv) fully familiar with the laws, rules and regulations related to offers and sales of Program Securities and the related Guarantees, including those laws, rules, regulations and regulatory guidance specifically referenced herein; and (v) a member in good standing of the Securities Investor Protection Corporation.

You agree that in selling Program Securities and the related Guarantees pursuant to any offering (which agreement shall also be for the benefit of the Company, the Guarantor or other seller of such Program Securities and the related Guarantees) you will comply with all applicable laws, rules and regulations, including but not limited to, the applicable provisions of the Act and the Exchange Act, the applicable rules and regulations of the Commission thereunder (including Rule 15c2-8 of the Exchange Act), the applicable rules and regulations of FINRA (including FINRA Rules 2010, 2090, 2111, 2210, 5110, 5121 and 5141), the applicable rules and regulations of any securities exchange having jurisdiction over the offering and any other applicable laws, rules or regulations.

You further represent and warrant that you understand the requirements of NASD Notice to Members 88-101 relating to participation by FINRA members in shelf offerings, NASD Notice to Members 01-23 concerning suitability obligations in online communications, NASD Notice to Members 03-71 concerning FINRA members’ obligations when selling non-conventional investments, NASD Notice to Members 05-26 recommending best practices for reviewing new products, NASD Notice to Members 05-59 concerning FINRA members’ obligations when selling structured products, FINRA Regulatory Notice 09-73 concerning FINRA members’ obligations when selling principal-protected notes, FINRA Regulatory Notice 10-09 concerning FINRA members’ obligations when selling reverse exchangeable securities, FINRA Regulatory Notice 10-51 concerning FINRA members’ obligations when selling commodity futures-linked securities, FINRA Regulatory Notices 11-02 and 11-25 concerning know-your-customer and suitability obligations, FINRA Regulatory Notice 12-03 concerning FINRA members’ obligations with respect to heightened supervision of complex products, FINRA Regulatory Notices 12-25 and 12-55 concerning suitability obligations and FINRA’s October 2013 Report on Conflicts of Interest. You agree to comply therewith in connection with any offering of Program Securities and the related Guarantees. You agree that you will become familiar with and comply with any future applicable guidance from FINRA relating to the offer and sale of the Program Securities and the related Guarantees.

You represent and warrant that you are familiar with the Commission’s guidance on the use of electronic media to deliver documents under the federal securities laws (including, but not limited to, Release 33-7856 (April 28, 2000), Release 33-7288 (May 9, 1996) and Release 33-7233 (October 6, 1995) and the NASD Notice to Members 98-3 concerning electronic delivery of information between FINRA members and their customers. You agree that you will comply therewith in connection with the delivery of the Time of Sale Information to purchasers of the Program Securities and the related Guarantees.

You additionally represent, warrant and agree with us and each Agent as follows:

(a)            With respect to any offering of Program Securities and the related Guarantees that are not “exempted securities” as defined in Section 3(a)(12) of the Exchange Act, you represent that, at all times since you were requested to participate in the offering of the Program Securities and the related Guarantees, you have complied with the provisions of Regulation M applicable to such offering, in each case as interpreted by the Commission and after giving effect to any applicable exemptions.

(b)            You agree to timely convey to your customers, in a manner acceptable under applicable law, including Rule 15c2-8 under the Exchange Act, the Time of Sale Information and any amendment or supplement thereto, that has been delivered to you by the Company. You understand and agree that you are not authorized to give any information or make any representation not contained or incorporated by reference in the applicable Time of Sale Information, the Prospectus or the Registration Statement the Company or the Guarantor provides to you. You will not offer any Program Securities other than on the terms specified in such documents.

(c)            You represent and warrant (and your participation in any offering of Program Securities and the related Guarantees shall constitute your further representation and warranty), on behalf of yourself and any subsidiary, affiliate or agent to be used by you in the context of the Master Agency Agreement, that:

(i)            you and they have not relied upon advice from us or any of our affiliates regarding the suitability of the Program Securities and the related Guarantees included in any offering for any investor; and

(ii)           you and they acknowledge that Program Securities and the related Guarantees that are to be sold pursuant to any offering may be suitable only for experienced investors who are able to evaluate the risk of such Program Securities and the related Guarantees; and

(iii)          in connection with any offering of Program Securities and the related Guarantees, to the extent that you or they make offers or sales directly to investors, you and they are responsible for, and maintain and enforce policies designed to ensure compliance with, FINRA Rule 2111 and all other federal, state or local laws, rules or regulations (or rules of any self-regulatory organization) relating to the suitability of the Program Securities and the related Guarantees for purchase by such investors. In complying with FINRA Rule 2111, prior to recommending the purchase of any of the Program Securities and the related Guarantees, you and they shall either: (1) make a reasonable inquiry into the investment profile of the investor, including the investor’s age, other investments, financial situation and needs, tax status, investment objectives, investment experience, investment time horizon, liquidity needs, risk tolerance, and any other information disclosed by the investor to you and them, and you and they shall have reasonable grounds for believing that the recommendation is suitable for the person to whom it is made upon the basis of facts disclosed to you and them; or (2) confirm the investor is an institutional account and that, with respect to such investor, you and they can and do satisfy the customer-specific suitability obligation for an institutional account under FINRA Rule 2111(b).

(d)           You represent and warrant, on behalf of yourself and any subsidiary, affiliate or agent to be used by you in the context of this Agreement, that you and they:

(i)            are not and will not become (A) a government, individual or entity (“person”) that is the subject of U.S. Economic Sanctions, (B) a person that resides or is organized or located in a country or territory that is the subject of U.S. Economic Sanctions or (C) the agent of any of the foregoing persons; and

(ii)           have established and will maintain procedures to identify and reject as purchasers of Program Securities and the related Guarantees persons that are the subject of U.S. Economic Sanctions, or their agents, including verification that potential purchasers are not located, organized or resident in a country or territory that is the subject of U.S. Economic Sanctions or identified on the List of Specially Designated Nationals and Blocked Persons maintained at www.treas.gov/offices/eotffc/ofac/sdn/index.html by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or any other list of sanctions targets maintained by OFAC, in each case, to the extent that it would be prohibited by U.S. Economic Sanctions to sell Program Securities to such persons.

For purposes of this Agreement, the term “U.S. Economic Sanctions” means any U.S. sanctions administered by OFAC, including without limitation those issued under the authority of the Trading with the Enemy Act, the International Emergency Economic Powers Act, or the United Nations Participation Act, all as amended, Executive Orders and Proclamations issued thereunder, and implementing regulations issued by OFAC (including those codified in Chapter V of Title 31, Code of Federal Regulations), as well as any orders or licenses issued under the authority of any of the foregoing.

(e)           You represent and warrant, on behalf of yourself and any subsidiary, affiliate or agent to be used by you in the context of this Agreement, that you and they:

(i)           have adopted and implemented anti-money laundering policies, procedures and controls that comply in all respects with the requirements of applicable anti-money laundering laws, including those required by the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (the “Patriot Act”), and will at all times adhere to your and their anti-money laundering policies, procedures and controls;

(ii)           are not and will not be a foreign bank without a physical presence in any country (a “Foreign Shell Bank”) within the meaning of Section 313 of the Patriot Act and regulations thereunder, and are not and will not be operating or doing business under an “Offshore Banking License” as such term is defined in Section 312 of the Patriot Act;

(iii)           will not, in conducting the activities that are the subject of this Agreement, do business (A) in a jurisdiction deemed non-cooperative with international anti-money laundering principles or procedures by the Financial Action Task Force or any other intergovernmental group of which the United States is a member, (B) in a jurisdiction, or with an industry or financial institution, designated as of primary money laundering concern by the U.S. Secretary of the Treasury or (C) in a jurisdiction that is the subject of a Financial Crimes Enforcement Network Advisory;

(iv)           have adopted and implemented, and will maintain, a written customer identification program that includes risk-based procedures for verifying the identity of each of your and their “customers,” as such term is defined in regulations implementing Section 326 of the Patriot Act for registered U.S. broker-dealers and codified at Title 31 of the Code of Federal Regulations, Section 1023.220, and enable you and them to form a reasonable belief as to the true identity of each such “customer”; and

(v)           have adopted and implemented, and will maintain, “Know Your Customer” policies and procedures, which have been applied and will continue to be applied to each of your and their customers in accordance with such policies and procedures.

(f)            In respect of any purchase of Program Securities and the related Guarantees for which you or any subsidiary, affiliate or agent to be used by you in the context of this Agreement may be acting as investment advisor for customers, you represent and warrant that you and they: (i) are duly authorized by such customers to act on their behalf in the purchase of Program Securities and the related Guarantees and to make any required representations (whether explicitly in separate documents or implicitly based upon legends and other text included in the offering documents for the applicable Program Securities and the related Guarantees) on their behalf, and you and they reasonably believe such representations to be true and correct, (ii) your and their investment management agreements with such customers authorize you and them, as the case may be, on behalf of such customers, to engage in transactions in Program Securities and the related Guarantees, and to deliver instructions in connection therewith, (iii) you and they, and not the Company or the Guarantor, will maintain the accounts for such customers and be responsible for all regulatory requirements with respect to those customer accounts and (iv) you and they, and not the Company or the Guarantor, will bear responsibility for suitability determinations for such customers for compliance with the laws, regulations and policies referred to in this letter agreement with respect to such customers. When marketing or selling products to or through investment advisors, you and they, and not the Company or the Guarantor, will be responsible for complying with all applicable regulatory requirements with respect to the investment advisors and their underlying accounts, and you and they will obtain representations from these customers as necessary.

(g)           You represent and warrant that if any Program Securities and the related Guarantees are to be offered outside the United States (i) you will not offer or sell any such Program Securities and the related Guarantees in any jurisdiction if such offer or sale would not be in compliance with any applicable law or regulation or if any consent, approval or permission is needed for such offer or sale by you or for or on behalf of the applicable Issuer, unless such consent, approval or permission has been previously obtained and (ii) you will comply with all applicable selling restrictions set forth in any Time of Sale Information, the Prospectus or the Registration Statement, as the case may be.  It is further understood and agreed that we shall have no responsibility for, and you will obtain, any consent, approval or permission required by you for the subscription, offer, sale or delivery by you of Program Securities and the related Guarantees, or the distribution of any offering materials, under the laws and regulations in force in any jurisdiction to which you are subject or in or from which you make any subscription, offer, sale or delivery.

You agree that you will indemnify and keep indemnified and hold harmless the Company, the Guarantor and any of their directors, officers, affiliates and agents (collectively, the “JPMorgan Indemnified Parties”) in respect of any and all losses, liabilities, claims, damages, penalties, costs, expenses (including attorney’s fees and expenses), fees, fines, judgments and settlement of whatever kind and nature that are incurred or suffered by any JPMorgan Indemnified Parties and which arise from or are related to (i) any failure or alleged failure by you or any of your subsidiaries, affiliate or agents used by you in the context of this letter agreement to comply with any of the terms of this letter agreement, (ii) any actual or alleged misrepresentation by you in this letter agreement and (iii) the negligence, breach of duty (including statutory duty), willful default, bad faith, fraud or breach of any provision of this letter agreement by you or any of your directors, officers, affiliates or agents.

You further agree that you will either (i) indemnify the JPMorgan Indemnified Parties as provided in the immediately preceding paragraph if any subsidiary, affiliate or agent through which you offer Program Securities and the related Guarantees would be required to indemnify the JPMorgan Indemnified Parties if such person were party to this letter agreement instead of you or (ii) enter into an agreement with such persons whereby the JPMorgan Indemnified Parties are third party beneficiaries under such agreement entitled to receive indemnity from such persons to the same extent as provided herein. The indemnification provisions of this letter agreement shall survive the termination of this agreement or the Master Agency Agreement.

Notwithstanding anything in the Master Agency Agreement to the contrary, the obligations of each of the Existing Agents and the Additional Agent(s) under Section 9 of the Master Agency Agreement are several and not joint, and in no case shall any Existing Agent or Additional Agent (except as may be provided in any agreement among them) be responsible under Section 9(d) of the Master Agency Agreement to contribute any amount in excess of the commissions received by such Existing Agent or Additional Agent from the offering of the Program Securities and the related Guarantees.

This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York. This letter agreement may be executed in one or more counterparts and the executed counterparts taken together shall constitute one and the same agreement.

If the foregoing correctly sets forth the agreement among the parties hereto, please indicate your acceptance hereof in the space provided for that purpose below.

Very truly yours,

JPMORGAN CHASE FINANCIAL COMPANY LLC, as Issuer

By:
Name: Title:

JPMORGAN CHASE & CO., as Guarantor

By:
Name: Title:

CONFIRMED AND ACCEPTED, as of the
date first above written

[Insert name of Additional Agent and information pursuant
to Section 14 of the Master Agency Agreement]

EXHIBIT C

JPMORGAN CHASE FINANCIAL COMPANY LLC

GLOBAL MEDIUM-TERM NOTES, SERIES A

GLOBAL WARRANTS, SERIES A

Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.

ADMINISTRATIVE PROCEDURES

[              ]

The offering of Global Medium-Term Notes, Series A, (the “Notes”) and Global Warrants, Series A (the “Warrants” and, together with the Notes, the “Program Securities”) are to be offered on a continuing basis by JPMorgan Chase Financial Company LLC (the “Company”). The Notes and Warrants are fully and unconditionally guaranteed by JPMorgan Chase & Co. (the “Guarantor” and such guarantees, the “Guarantees”). Pursuant to a Master Agency Agreement dated as of [              ] (as may be supplemented or amended from time to time) (the “Master Agency Agreement”) among the Company, the Guarantor and each agent signatory thereto to which these administrative procedures (the “Procedures”) are attached as an exhibit, certain firms and corporations (each an “Agent” and collectively the “Agents”) have agreed, as agents of the Company, to solicit purchases of the Program Securities issued in fully registered form. The Program Securities are being sold by the Company to the Agents pursuant to the Master Agency Agreement and, if applicable, one or more terms agreements substantially in the form attached to the Master Agency Agreement as Exhibit D and D-1 (each a “Terms Agreement”). The Program Securities and the Guarantees have been registered with the Securities and Exchange Commission (the “Commission”). The Notes will be issued pursuant to the provisions of an indenture dated as of February 19, 2016, among the Company, the Guarantor and Deutsche Bank Trust Company Americas (the “Trustee”), as trustee (as may be supplemented or amended from time to time, the “Note Indenture”). The Warrants will be issued pursuant to the provisions of a warrant indenture, substantially in the form of the warrant indenture filed as an exhibit to the Registration Statement, among the Company, the Guarantor and the Trustee, as trustee (as may be supplemented or amended from time to time, the “Warrant Indenture”). Capitalized terms not otherwise defined in these Procedures shall have the meanings ascribed to them in the Master Agency Agreement.

Program Securities other than Notes or Warrants will have the terms as set forth in supplements to the Prospectus and Term Sheets.

The Bank of New York Mellon (“BNY Mellon”) will be the Registrar, Transfer Agent, Authenticating Agent and Paying Agent for the Program Securities and will perform the duties specified herein. For the purposes of these Procedures, BNY Mellon shall also refer to any designee of BNY Mellon under the Paying Agent, Registrar, Transfer Agent and Authenticating Agreement dated as of [              ] among the

Company, the Guarantor, the Trustee and BNY Mellon with respect to the Program Securities.

Each Note and each Warrant will be represented by, in the case of the Notes, a Global Note, and in the case of the Warrants, a Global Warrant (each as defined below), which will be (a) (i) delivered to BNY Mellon, as agent for The Depository Trust Company (“DTC”) if the Note or Warrant, as applicable, is to be cleared through DTC or (ii) delivered to the common depositary for the Euroclear System (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”) if the Note or Warrant, as applicable, is to be cleared through Euroclear and/or Clearstream and (b) recorded in the book-entry system maintained by DTC, Euroclear or Clearstream, as applicable, (in the case of a Note, a “Book-Entry Note,” and, in the case of a Warrant, a “Book-Entry Warrant”).

Except as set forth in the Note Indenture, in the case of Notes, or the Warrant Indenture, in the case of Warrants, an owner of a Book-Entry Note or Book-Entry Warrant, as the case may be, will not be entitled to receive a Certificated Note or a Certificated Warrant. The Guarantees will not be represented by any certificate.

The procedures to be followed during, and the specific terms of, the solicitation of orders by the Agents and the sale as a result thereof by the Company are explained below. The Company will advise the Agents and BNY Mellon in writing of those persons handling administrative responsibilities with whom the Agents and BNY Mellon are to communicate regarding orders to purchase the Program Securities and the details of their delivery.

Administrative procedures and specific terms of the offering are explained below. The procedures set out in Section I herein shall apply to each issue of Notes or Warrants to be cleared by DTC and the procedures set out in Section II herein shall apply to each issue of Notes or Warrants to be cleared by Euroclear and/or Clearstream. Book-Entry Notes and Book-Entry Warrants, which may be payable in either U.S. dollars or other specified currencies, will be issued in accordance with the administrative procedures set forth herein as they may subsequently be amended as the result of changes in the operating procedures of DTC, Euroclear or Clearstream. Unless otherwise defined herein, terms defined in the Note Indenture, the Warrant Indenture, the Notes and the Warrants shall be used herein as therein defined. The Company will advise the Agent in writing of the employees of the Company with whom the Agent is to communicate regarding offers to purchase Program Securities and the related settlement details. To the extent the procedures set forth below conflict with the provisions of the Program Securities, the Note Indenture, the Warrant Indenture, the operating requirements of DTC, Euroclear or Clearstream or the Master Agency Agreement, the relevant provisions of the Program Securities, the Note Indenture, the Warrant Indenture, the operating procedures of DTC, Euroclear or Clearstream and the Master Agency Agreement shall control.

I. ADMINISTRATIVE PROCEDURES FOR BOOK-ENTRY NOTES AND BOOK-ENTRY WARRANTS CLEARED BY DTC

In connection with the qualification of the Book-Entry Notes or Book-Entry Warrants for eligibility in the book-entry system maintained by DTC, BNY Mellon will perform the custodial, document control and administrative functions described below. BNY Mellon will perform such functions in accordance with its obligations under a Letter of Representations from the Company to DTC dated as of [              ] and as a participant in DTC, including DTC’s Same-Day Funds Settlement System (“SDFS”).

Issuance:	Unless otherwise specified in any Prospectus, Time of Sale Information or Free Writing Prospectus, on any date of settlement (as defined under “Settlement” below) for one or more Book-Entry Notes or one or more Book-Entry Warrants, the Company will issue, in the case of the Notes, a single global Note in fully registered form without coupons (a “Global Note”) representing up to U.S. $500,000,000 principal amount of all such Notes that have the same Original Issue Date, Maturity Date and other terms, and, in the case of the Warrants, a single global Warrant in fully registered form (a “Global Warrant”), with a notional amount of up to U.S. $500,000,000 that have the same Exercise Price, Exercise Date, Exercise Period, Expiration Date and other terms. Each Global Note and each Global Warrant will be dated and issued as of the date of its authentication, or countersignature as the case may be, by BNY Mellon. Each Global Note will bear an “Interest Accrual Date,” which will be (i) with respect to an original Global Note (or any portion thereof), its original issuance date and (ii) with respect to any Global Note (or any portion thereof) issued subsequently upon exchange of a Global Note, or in lieu of a destroyed, lost or stolen Global Note, the most recent Interest Payment Date to which interest has been paid or duly provided for on the predecessor Global Note or Notes (or if no such payment or provision has been made, the original issuance date of the predecessor Global Note), regardless of the date of authentication of such subsequently issued Global Note. Book-Entry Notes and Book-Entry Warrants may be payable in either U.S. dollars or other specified currencies. No Global Note or Global Warrant will represent any Certificated Note or

Certificated Warrant, as the case may be. The Guarantees will not be represented by any certificate.

Preparation of Term Sheet:

If any order to purchase a Book-Entry Note or Book-Entry Warrant is accepted by or on behalf of the Company, the Company will prepare a preliminary or final term sheet or preliminary or final pricing supplement (a “Term Sheet”) reflecting the terms of such Note or Warrant. The Company (i) will arrange to file an electronic format document, in the manner prescribed by the EDGAR Filer Manual, of any preliminary Term Sheet with the Commission as required by Rule 433 or Rule 424(b), as applicable, under the Securities Act, and with respect to the Term Sheet setting forth the final terms of the Book-Entry Note or Book-Entry Warrant, as applicable, in accordance with the applicable paragraph of Rule 424(b) under the Securities Act and (ii) will, as soon as possible and in any event not later than the date on which such Term Sheet is filed with the Commission, deliver the number of copies of such Term Sheet to the Agent as the Agent shall request. The Agent will cause such Term Sheet to be delivered, or otherwise made available, to the purchaser of the Note or Warrant.

In each instance that a Term Sheet is prepared, the Agent will affix the Term Sheet to Prospectuses, product supplements and any other Time of Sale Information prior to their use. Outdated Term Sheets, and the Prospectuses and product supplements and any other Time of Sale Information to which they are attached (other than those retained for files), will be destroyed.

Denominations:	Unless otherwise specified in any Prospectus, Time of Sale Information or Free Writing Prospectus, Book-Entry Notes will be issued in principal amounts of U.S. $1,000 or any amount in excess thereof that is an integral multiple of U.S. $1,000 or, if such Book-Entry Notes are issued in a currency other than U.S. dollars, principal amounts of such currency in denominations of the equivalent of U.S. $1,000 (rounded to an integral multiple of 1,000 units of such currency, or any larger integral multiple of 1,000 units of such currency), unless otherwise indicated in any Prospectus, Time of Sale Information or Free Writing Prospectus. Global Notes and Global Warrants will be denominated in, in the case of Global Notes, principal amounts not in excess of U.S. $500,000,000, and, in the case of Global Warrants, in aggregate notional amounts not to exceed U.S. $500,000,000. If one or more Book-Entry Notes having an aggregate principal amount in excess of U.S. $500,000,000, or one or more Book-Entry Warrants having an aggregate notional amount in excess of U.S. $500,000,000 would, but for the preceding sentence, be represented by a single Global Note or Global Warrant, as the case may be, then one Global Note will be issued to represent each U.S. $500,000,000 principal amount of such Book-Entry Note or Notes, and one Global Warrant will be issued to represent each aggregate notional amount of U.S. $500,000,000 of such Book-Entry Warrant or Warrants and an additional Global Note or Global Warrant will be issued to represent any remaining principal amount of such Book-Entry Note or Notes or aggregate notional amount of such Book-Entry Warrant or Warrants. In such a case, each of the Global Notes or Global Warrants representing such Book-Entry Note or Notes or such Book-Entry Warrant or Warrants, as the case may be, shall be assigned the same CUSIP number.

Delivery of Confirmation and Prospectus, Product Supplement and Term Sheet to Purchaser by each Agent:	Subject to “Suspension of Solicitation; Amendment or Supplement” below, each Agent and participating dealer, pursuant to the terms of the Master Agency Agreement and as herein described, will cause to be delivered, or otherwise made available, a copy of the Prospectus, including the applicable product supplement and Term Sheet, to each purchaser of Program Securities from such Agent or Dealer.

For each offer to purchase a Program Security solicited by any Agent and accepted by or on behalf of the Company, such Agent or a broker-dealer that has executed a selected dealer agreement with such Agent will provide a confirmation to the purchaser, setting forth the details described above and delivery and payment instructions, as well as the notice of allocation information required by Rule 173 under the Securities Act within 2 days after the terms of the Program Securities become final.

In addition, such Agent will deliver to purchasers of the Program Securities the Prospectus, product supplement, Term Sheet and any other Time of Sale Information, in relation to such Program Security to any purchaser of the Program Securities who so requests.

Suspension of Solicitation; Amendment or Supplement:	Subject to the Company’s and the Guarantor’s representations, warranties and covenants contained in the Master Agency Agreement, the Company or the Guarantor may instruct the Agents to suspend at any time, for any period of time or permanently, the solicitation of orders to purchase Book-Entry Notes or Book-Entry Warrants. Upon receipt of such instructions, the Agents will forthwith suspend solicitation until such time as the Company or the Guarantor has advised them that such solicitation may be resumed.

In the event that at the time the Company or the Guarantor suspends solicitation of purchases there shall be any orders outstanding for settlement, the Company will promptly advise the Agents and BNY Mellon whether such orders may be settled and whether copies of the Prospectus as in effect at the time of the suspension, together with the appropriate product supplement, Term Sheet or any other Time of Sale Information, may be delivered in connection with the settlement of such orders. The Company will have the sole responsibility for such decision and for any arrangement that may be made in the event that the Company determines that such orders may not be settled or that copies of such Prospectus, product supplement, Term Sheet or any other Time of Sale Information, may not be so delivered.

If the Company and the Guarantor decide to amend or supplement the Registration Statement (as defined in the Master Agency Agreement) or the Prospectus or any product supplement, Term Sheet or any other Time of Sale Information, they will promptly advise the Agents and furnish the Agents with the proposed amendment or supplement and with such certificates and opinions as are required, all to the extent required by and in accordance with the terms of the Master Agency Agreement. Subject to the provisions of the Master Agency Agreement, the Company and the Guarantor may file with the Commission any such supplement or any product supplement to the Prospectus relating to the Program Securities and the related Guarantees. The Company will provide the Agents and BNY Mellon with copies of any such supplement, and confirm to the Agents that such supplement has been filed with the Commission pursuant to the applicable paragraph of Rule 424(b).

Settlement:	The receipt by the Company of immediately available funds in payment for a Book-Entry Note or a Book-Entry Warrant and, in the case of the Note, the authentication and issuance of the Global Note representing such Note, or, in the case of the Warrant, the countersigning and issuance of the Global Warrant representing such Warrant, shall constitute “settlement” with respect to such Note or Warrant, as the case may be. All orders accepted by the Company will be settled on the third Business Day immediately following the sale date pursuant to the timetable for settlement set forth below unless the Company and the purchaser agree to settlement on another day as set out in the applicable Prospectus, Time of Sale Information or Free Writing Prospectus, which shall be no earlier than the Business Day immediately following the sale date.

Settlement Procedures:

Unless otherwise specified in any Prospectus, Time of Sale Information or Free Writing Prospectus, settlement procedures with regard to each Book-Entry Note and each Book-Entry Warrant sold by the Company to or through the Agent (unless otherwise specified pursuant to a Terms Agreement), shall be as follows:

A.	In the case of a Book-Entry Note, the Agent will advise the Company by telephone that such Note is a Book-Entry Note to be cleared and settled through DTC and of the following settlement information:

1.	Principal amount.

2.	Maturity Date.

3.	In the case of a Fixed Rate Book-Entry Note, the Interest Rate, whether such Note will pay interest annually, semiannually, quarterly or monthly and whether such Note is an Amortizing Note, and, if so, the amortization schedule, or, in the case of a Floating Rate Book-Entry Note, the Initial Interest Rate (if known at such time), Interest Payment Date(s), Interest Payment Period, Calculation Agent, Base Rate, Index Maturity, Index Currency, Interest Reset Period, Initial Interest Reset Date, Interest Reset Dates, Spread or Spread Multiplier (if any), Minimum Interest Rate (if any), Maximum Interest Rate (if any) and the Alternate Rate Event Spread (if any).

4.	Redemption or repayment provisions, if any.

5.	Settlement date and time (Original Issue Date).

6.	Interest Accrual Date.

7.	Price.

8.	Agent’s commission, if any.

9.	Specified Currency.

10.	Whether the Note is an Original Issue Discount Note (an “OID Note”), and if it is an OID Note, the applicability of Modified Payment upon Acceleration (and, if so, the Issue Price).

11.	Whether the Note is a Renewable Note, and if it is a Renewable Note, the Initial Maturity Date, the Final Maturity Date, the Election Dates and the Maturity Extension Dates.

12.	Whether the Company has the option to reset the Spread or Spread

Multiplier of the Note.

13.	Whether the Note is an Optionally Exchangeable Note, a Mandatorily Exchangeable Note, or any form of exchangeable Note.

14.	Any other applicable provisions.

B.	In the case of a Book-Entry Warrant, the Agent will advise the Company by telephone that such Warrant is a Book-Entry Warrant to be cleared and settled through DTC and of the following settlement information:

1.	Aggregate Number of Warrants.

2.	Price to Public.

3.	Warrant Exercise Price.

4.	Agent’s commission, if any.

5.	Date upon which Warrants may be exercised.

6.	Expiration Date.

7.	Form.

8.	Currency in which exercise payments shall be made.

9.	Minimum number of Warrants exercisable by any holder.

10.	Formula for determining Cash Settlement Value.

11.	Exchange Rate (or method of calculation).

12.	Any other applicable provisions.

C.	The Company will advise BNY Mellon by telephone or electronic transmission (confirmed in writing at any time on the same date) of the information set forth in “Settlement Procedures” “A” and “B” above, as applicable, such advice to contain a representation as to the aggregate offering price of Program Securities permitted to be issued hereunder after such issuance. BNY Mellon will then assign a CUSIP number to the Global Note representing a Note and will notify the Company and the Agent of such CUSIP number(s) by telephone as soon as practicable, except that for Optionally Exchangeable and Mandatorily Exchangeable Notes the Agent will obtain a CUSIP number for the Global Note representing such Note and will notify the Company and BNY Mellon of such CUSIP number(s) by telephone as soon as practicable. The Agent will obtain a CUSIP number for the Global Warrant representing a Warrant and will notify the Company and BNY Mellon of such CUSIP number(s) by telephone as soon as practicable.

D.	BNY Mellon will enter a pending deposit message through DTC’s Participant Terminal System, providing the following settlement information to DTC, the Agent and Standard & Poor’s Corporation:

1.	The information set forth in “Settlement Procedures” “A” and “B” above, as applicable.

2.	The Initial Interest Payment Date for the Notes, the number of days by which such date succeeds the related DTC Record Date and, if known, the amount of interest payable on such Initial Interest Payment Date.

3.	The CUSIP number of the Global Note or Global Warrant, as applicable.

4.	Whether the Global Note or Global Warrant will represent any other Book-Entry Note or Book-Entry Warrant, as the case may be (to the extent known at such time).

5.	The number of Participant accounts to be maintained by DTC on behalf of the Agent and BNY Mellon.

E.	BNY Mellon will, as applicable, authenticate, complete and deliver the Global Note representing the Note or countersign and deliver the Global Warrant representing the Warrant.

F.	DTC will credit such Note or Warrant to BNY Mellon’s participant account at DTC.

G.	BNY Mellon will enter an SDFS deliver order through DTC’s Participant Terminal System instructing DTC to (i) debit the Note or Warrant, as the case may be, to BNY Mellon’s participant account and credit such Note or Warrant to the Agent’s participant account and (ii) debit the Agent’s settlement account and credit BNY Mellon’s settlement account for an amount equal to the price of such Note or Warrant, as the case may be, less the Agent’s commission, if any. The entry of such a deliver order shall constitute a representation and warranty by BNY Mellon to DTC that the Global Note representing a Book-Entry Note has been issued and authenticated, or the Global Warrant representing a Book-Entry Warrant has been countersigned and delivered.

H.	Unless the Agent is the end purchaser of a Note or Warrant, the Agent will enter an SDFS deliver order through DTC’s Participant Terminal System instructing DTC (i) to debit such Note or Warrant to the Agent’s participant account and credit such Note or Warrant to the participant accounts of the Participants with respect to such Note or Warrant and (ii) to debit the settlement accounts of such Participants and credit the settlement account of the Agent for an amount equal to the price of such Note or Warrant.

I.	Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures “G” and “H” will be settled in accordance with SDFS operating procedures in effect on the settlement date.

J.	BNY Mellon will credit to the account of the Company maintained at BNY Mellon, New York, New York, in funds available for immediate use in the amount transferred to BNY Mellon in accordance with

“Settlement Procedure” “I”.

K.	Unless the Agent is the end purchaser of the Note or Warrant, the Agent will confirm the purchase of such Note or Warrant to the purchaser either by transmitting to the Participants with respect to such Note or Warrant a confirmation order or orders through DTC’s institutional delivery system or by mailing a written confirmation to such purchaser.

Settlement Procedures Timetable:

Unless otherwise specified in any Prospectus, Time of Sale Information or Free Writing Prospectus, for sales by the Company of Book-Entry Notes or Book-Entry Warrants to or through the Agent (unless otherwise specified pursuant to a Terms Agreement) for settlement on the first Business Day after the sale date, Settlement Procedures “A” through “K” set forth above shall be completed as soon as possible but not later than the respective times in New York City set forth below:

Settlement Procedure	Time
A	11:00 A.M. on the sale date
B	11:00 A.M. on the sale date
C	12:00 Noon on the sale date
D	2:00 P.M. on the sale date
E	9:00 A.M. on the settlement date
F	10:00 A.M. on the settlement date
G-H	2:00 P.M. on the settlement date
I	4:45 P.M. on the settlement date
J-K	5:00 P.M. on the settlement date

If a sale is to be settled more than one Business Day after the sale date, Settlement Procedures “A”, “B”, “C” and “D” shall be completed as soon as practicable but no later than 11:00 A.M., 11:00 A.M., 12:00 Noon and 2:00 P.M., respectively, on the first Business Day after the sale date. If the Initial Interest Rate for a Floating Rate Book-Entry Note has not been determined at the time that “Settlement Procedure” “A” is completed, “Settlement Procedures” “C” and “D” shall be completed as soon as such rate has been determined but no later than 12:00 Noon and 2:00 P.M., respectively, on the Business Day before the settlement date. “Settlement Procedure” “I” is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the settlement date.

If settlement of a Book-Entry Note or Book-Entry Warrant is rescheduled or canceled, BNY Mellon, after receiving notice from the Company or the Agent, will deliver to DTC, through DTC’s Participant Terminal System, a cancellation message to such effect by no later than 2:00 P.M. on the Business Day immediately preceding the scheduled settlement date.

Failure to Settle:	If BNY Mellon fails to enter an SDFS deliver order with respect to a Book-Entry Note or Book-Entry Warrant pursuant to Settlement Procedure “G”, BNY Mellon may upon the written request of the Company deliver to DTC, through DTC’s Participant Terminal System, as soon as practicable, a withdrawal message instructing DTC to debit such Note or Warrant to BNY Mellon’s participant account, provided that BNY Mellon’s participant account contains a principal amount of the Global Note representing such Note, or an aggregate notional amount of the Global Warrant representing such Warrant, that is at least equal to the principal amount or notional amount to be debited. If a withdrawal message is processed with respect to all the Book-Entry Notes represented by a Global Note or all the Book-Entry Warrants represented by a Global Warrant, BNY Mellon will mark such Global Note or Global Warrant “canceled,” make appropriate entries in BNY Mellon’s records and send such canceled Global Note or Global Warrant to the Company. The CUSIP number assigned to such Global Note or Global Warrant shall, in accordance with the procedures of the CUSIP Service Bureau of Standard & Poor’s Corporation, be canceled and not immediately reassigned. If a withdrawal message is processed with respect to one or more, but not all, of the Book-Entry Notes represented by a Global Note, or with respect to one or more, but not all, of the Book-Entry Warrants represented by a Global Warrant, BNY Mellon will exchange such Global Note or Global Warrant, as the case may be, for two Global Notes or for two Global Warrants, as the case may be, one of which shall represent such Book-Entry Note or Notes or such Book-Entry Warrant or Warrants and shall be canceled immediately after issuance and the other of which shall represent the remaining Book-Entry Notes or Book-Entry Warrants previously represented by the surrendered Global Note or

Global Warrant and shall bear the CUSIP number of the surrendered Global Note or Global Warrant.

If the purchase price for any Book-Entry Note or Book-Entry Warrant is not timely paid to the Participants with respect to such Note or Warrant by the beneficial purchaser thereof (or any person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the Agent may enter SDFS deliver orders through DTC’s Participant Terminal System reversing the orders entered pursuant to Settlement Procedures “G” and “H”, respectively. Thereafter, BNY Mellon will deliver the withdrawal message and take the related actions described in the preceding paragraph.

Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note or Book-Entry Warrant, DTC may take any actions in accordance with its SDFS operating procedures then in effect.

In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Notes or Book-Entry Warrants to have been represented by a Global Note or a Global Warrant, as the case may be, BNY Mellon will provide, in accordance with Settlement Procedures “E” and “G”, for the authentication and issuance of a Global Note representing the Book-Entry Notes to be represented by such Global Note and for the issuance of a Global Warrant representing the Book-Entry Warrants to be represented by such Global Warrant and, in each case, will make appropriate entries in its records.

II. ADMINISTRATIVE PROCEDURES FOR BOOK-ENTRY NOTES AND BOOK-ENTRY WARRANTS CLEARED BY EUROCLEAR AND/OR CLEARSTREAM

In connection with the qualification of the Book-Entry Notes or Book-Entry Warrants for eligibility in the book-entry system maintained by Euroclear and/or Clearstream, BNY Mellon will perform the custodial, document control and administrative functions described below. BNY Mellon will perform such functions in accordance with its obligations as a participant in Euroclear and/or Clearstream, as applicable.

Issuance:	Unless otherwise specified in any Prospectus, Time of Sale Information or Free Writing Prospectus, on any date of settlement (as defined under “Settlement” below) for one or more Book-Entry Notes or one or more Book-Entry Warrants, the Company will issue, in the case of the Notes, a single global Note in fully registered form without coupons (a “Global Note”) representing the principal amount of all such Notes that have the same Original Issue Date, Maturity Date and other terms, and, in the case of the Warrants, a single global Warrant in fully registered form (a “Global Warrant”) representing the notional amount of all such Warrants that have the same Exercise Price, Exercise Date, Exercise Period, Expiration Date and other terms. Each Global Note and each Global Warrant will be dated and issued as of the date of its authentication, or countersignature as the case may be, by BNY Mellon. Each Global Note will bear an “Interest Accrual Date,” which will be (i) with respect to an original Global Note (or any portion thereof), its original issuance date and (ii) with respect to any Global Note (or any portion thereof) issued subsequently upon exchange of a Global Note, or in lieu of a destroyed, lost or stolen Global Note, the most recent Interest Payment Date to which interest has been paid or duly provided for on the predecessor Global Note or Notes (or if no such payment or provision has been made, the original issuance date of the predecessor Global Note), regardless of the date of authentication of such subsequently issued Global Note. Book-Entry Notes and Book-Entry Warrants may be payable in either U.S. dollars or other specified currencies. No Global Note or Global Warrant will represent any Certificated Note or Certificated Warrant, as the

case may be. The Guarantees will not be represented by any certificate.

Preparation of Term Sheet:

If any order to purchase a Book-Entry Note or Book-Entry Warrant is accepted by or on behalf of the Company, the Company will prepare a preliminary or final term sheet or preliminary or final pricing supplement (a “Term Sheet”) reflecting the terms of such Note or Warrant. The Company (i) will arrange to file an electronic format document, in the manner prescribed by the EDGAR Filer Manual, of any preliminary Term Sheet with the Commission as required by Rule 433 or Rule 424(b), as applicable, under the Securities Act, and with respect to the Term Sheet setting forth the final terms of the Book-Entry Note or Book-Entry Warrant, as applicable, in accordance with the applicable paragraph of Rule 424(b) under the Securities Act and (ii) will, as soon as possible and in any event not later than the date on which such Term Sheet is filed with the Commission, deliver the number of copies of such Term Sheet to the Agent as the Agent shall request. The Agent will cause such Term Sheet to be delivered, or otherwise made available, to the purchaser of the Note or Warrant.

In each instance that a Term Sheet is prepared, the Agent will affix the Term Sheet to Prospectuses, product supplements and any other Time of Sale Information prior to their use. Outdated Term Sheets, and the Prospectuses and product supplements and any other Time of Sale Information to which they are attached (other than those retained for files), will be destroyed.
Denominations:	Unless otherwise specified in any Prospectus, Time of Sale Information or Free Writing Prospectus, Book-Entry Notes will be issued in principal amounts of U.S. $1,000 or any amount in excess thereof that is an integral multiple of U.S. $1,000 or, if such Book-Entry Notes are issued in a currency other than U.S. dollars, principal amounts of such currency in denominations of the equivalent of U.S. $1,000 (rounded to an integral multiple of 1,000 units of such currency, or any larger integral multiple of 1,000 units of such currency), unless otherwise indicated in any Prospectus, Time of Sale Information or Free Writing Prospectus.

Delivery of Confirmation and Prospectus, Product Supplement and Term Sheet to Purchaser by each Agent:	Subject to “Suspension of Solicitation; Amendment or Supplement” below, each Agent and participating dealer, pursuant to the terms of the Master Agency Agreement and as herein described, will cause to be delivered, or otherwise made available, a copy of the Prospectus, including the applicable product supplement and Term Sheet, to each purchaser of Program Securities from such Agent or Dealer.
For each offer to purchase a Program Security solicited by any Agent and accepted by or on behalf of the Company, such Agent or a broker-dealer that has executed a selected dealer agreement with such Agent will provide a confirmation to the purchaser, setting forth the details described above and delivery and payment instructions, as well as the notice of allocation information required by Rule 173 under the Securities Act within 2 days after the terms of the Program Securities become final.
In addition, such Agent will deliver to purchasers of the Program Securities the Prospectus, product supplement, Term Sheet and any other Time of Sale Information, in relation to such Program Security to any purchaser of the Program Securities who so requests.
Suspension of Solicitation; Amendment or Supplement:	Subject to the Company’s and the Guarantor’s representations, warranties and covenants contained in the Master Agency Agreement, the Company or the Guarantor may instruct the Agents to suspend at any time, for any period of time or permanently, the solicitation of orders to purchase Book-Entry Notes or Book-Entry Warrants. Upon receipt of such instructions, the Agents will forthwith suspend solicitation until such time as the Company or the Guarantor has advised them that such solicitation may be resumed.
In the event that at the time the Company or the Guarantor suspends solicitation of purchases there shall be any orders outstanding for settlement, the Company will promptly advise the Agents and

BNY Mellon whether such orders may be settled and whether copies of the Prospectus as in effect at the time of the suspension, together with the appropriate product supplement, Term Sheet or any other Time of Sale Information, may be delivered in connection with the settlement of such orders. The Company will have the sole responsibility for such decision and for any arrangement that may be made in the event that the Company determines that such orders may not be settled or that copies of such Prospectus, product supplement, Term Sheet or any other Time of Sale Information, may not be so delivered.

If the Company and the Guarantor decide to amend or supplement the Registration Statement (as defined in the Master Agency Agreement) or the Prospectus or any product supplement, Term Sheet or any other Time of Sale Information, they will promptly advise the Agents and furnish the Agents with the proposed amendment or supplement and with such certificates and opinions as are required, all to the extent required by and in accordance with the terms of the Master Agency Agreement. Subject to the provisions of the Master Agency Agreement, the Company and the Guarantor may file with the Commission any such supplement or any product supplement to the Prospectus relating to the Program Securities and the related Guarantees. The Company will provide the Agents and BNY Mellon with copies of any such supplement, and confirm to the Agents that such supplement has been filed with the Commission pursuant to the applicable paragraph of Rule 424(b).
Settlement:	The receipt by the Company of immediately available funds in payment for a Book-Entry Note or a Book-Entry Warrant and, in the case of the Note, the authentication and issuance of the Global Note representing such Note, or, in the case of the Warrant, the countersigning and issuance of the Global Warrant representing such Warrant, shall constitute “settlement” with respect to such Note or Warrant, as the case may be. All orders accepted by the Company will be settled on the third Business Day immediately following the sale date pursuant to the timetable for settlement set forth below unless the Company and the purchaser agree to settlement on another day as set out in the applicable Prospectus, Time of Sale Information or Free Writing Prospectus, which shall be no earlier than the Business Day immediately following the sale date.

Settlement Procedures:

Unless otherwise specified in any Prospectus, Time of Sale Information or Free Writing Prospectus, settlement procedures with regard to each Book-Entry Note and each Book-Entry Warrant sold by the Company to or through the Agent (unless otherwise specified pursuant to a Terms Agreement), shall be as follows:

A.	In the case of a Book-Entry Note, the Agent will advise the Company by telephone that such Note is a Book-Entry Note to be cleared and settled in Euroclear and/or Clearstream and of the following settlement information:

1.	Principal amount.

2.	Maturity Date.

3.	In the case of a Fixed Rate Book-Entry Note, the Interest Rate, whether such Note will pay interest annually, semiannually, quarterly or monthly and whether such Note is an Amortizing Note, and, if so, the amortization schedule, or, in the case of a Floating Rate Book-Entry Note, the Initial Interest Rate (if known at such time), Interest Payment Date(s), Interest Payment Period, Calculation Agent, Base Rate, Index Maturity, Index Currency, Interest Reset Period, Initial Interest Reset Date, Interest Reset Dates, Spread or Spread Multiplier (if any), Minimum Interest Rate (if any), Maximum Interest Rate (if any) and the Alternate Rate Event Spread (if any).

4.	Redemption or repayment provisions, if any.

5.	Settlement date and time (Original

Issue Date).

6.	Interest Accrual Date.

7.	Price.

8.	Agent’s commission, if any.

9.	Specified Currency.

10.	Whether the Note is an Original Issue Discount Note (an “OID Note”), and if it is an OID Note, the applicability of Modified Payment upon Acceleration (and, if so, the Issue Price).

11.	Whether the Note is a Renewable Note, and if it is a Renewable Note, the Initial Maturity Date, the Final Maturity Date, the Election Dates and the Maturity Extension Dates.

12.	Whether the Company has the option to reset the Spread or Spread Multiplier of the Note.

13.	Whether the Note is an Optionally Exchangeable Note, a Mandatorily Exchangeable Note, or any form of exchangeable Note.

14.	Any other applicable provisions.

B.	In the case of a Book-Entry Warrant, the Agent will advise the Company by telephone that such Warrant is a Book-Entry Warrant to be cleared and settled in Euroclear and/or Clearstream and of the following settlement information:

1.	Aggregate Number of Warrants.

2.	Price to Public.

3.	Warrant Exercise Price.

4.	Agent’s commission, if any.

5.	Date upon which Warrants may be exercised.

6.	Expiration Date.

7.	Form.

8.	Currency in which exercise

payments shall be made.

9.	Minimum number of Warrants exercisable by any holder.

10.	Formula for determining Cash Settlement Value.

11.	Exchange Rate (or method of calculation).

12.	Any other applicable provisions.

C.	The Company will advise BNY Mellon by telephone or electronic transmission (confirmed in writing at any time on the same date) of the information set forth in “Settlement Procedures” “A” and “B” above, as applicable, such advice to contain a representation as to the aggregate offering price of Program Securities permitted to be issued hereunder after such issuance. The appropriate Agent will obtain a common code and ISIN from Euroclear and/or Clearstream for (i) the Global Note representing a Note and/or (ii) the Global Warrant representing a Warrant, and, in each case will notify the Company of such common code and ISIN by telephone as soon as practicable.

D.	BNY Mellon will notify Euroclear and/or Clearstream of such settlement information as is required by the applicable clearing system’s operating procedures.

E.	The Agent will instruct Euroclear and/or Clearstream to debit its account and pay the purchase price, against delivery of the Note and/or the Warrant, to BNY Mellon’s account with Euroclear and/or Clearstream on the settlement date and BNY Mellon will receive details of the instructions through the records of Euroclear and/or Clearstream.

F.	BNY Mellon will, as applicable, authenticate and complete the Global Note representing the Note and countersign the Global Warrant representing the Warrant and deliver such Global Note or Global Warrant to BNY Mellon, as common depositary for Euroclear and Clearstream.

G.	BNY Mellon will instruct Euroclear or Clearstream, as applicable, to credit the Note represented by such Global Note and/or the Warrant represented by such Global Warrant to BNY Mellon’s distribution account at Euroclear or Clearstream, as applicable.

H.	BNY Mellon will instruct Euroclear or Clearstream, as applicable, to debit from the distribution account the Note and/or the Warrant and to credit the Note and/or the Warrant to the account of the Agent with Euroclear or Clearstream against payment to the account of BNY Mellon of the purchase price for the Note and/or the Warrant for value on the settlement date. The Agent will give corresponding instructions to Euroclear or Clearstream.

I.	Unless the Agent is the end purchaser of a Note or Warrant, the Agent will instruct Euroclear or Clearstream, as applicable, (i) to debit such Note or Warrant to the Agent’s participant account and credit such Note or Warrant to the participant accounts of the Participants with respect to such Note or Warrant and (ii) to debit the settlement accounts of such Participants and credit the settlement account of the Agent for an amount equal to the price of such Note or Warrant.

J.	Euroclear and/or Clearstream debit and credit accounts in accordance with instructions received by them.

K.	BNY Mellon will credit to the account of the Company, in funds available for immediate use, in the amount transferred to BNY Mellon in accordance with “Settlement Procedure” “H”.

L.	Unless the Agent is the end purchaser of the Note or Warrant, the Agent will confirm the purchase of such Note or Warrant to the purchaser either by transmitting to the Participants with respect to such Note or Warrant a confirmation order or orders through Euroclear and/or Clearstream or by mailing a written confirmation to such purchaser.

Settlement Procedures Timetable:

Unless otherwise specified in any Prospectus, Time of Sale Information or Free Writing Prospectus, for sales by the Company of Book-Entry Notes or Book-Entry Warrants to or through the Agent (unless otherwise specified pursuant to a Terms Agreement) for settlement on the third Business Day after the sale date or later, Settlement Procedures “A” through “L” set forth above shall be completed as soon as possible but not later than the respective times in London set forth below:

Settlement Procedure	Time
A	11:00 A.M. on the first Business Day following the sale date
B	11:00 A.M. on the first Business Day following the sale date
C	11:00 A.M. on the first Business Day following the sale date
D	2:00 P.M. on the first Business Day following the sale date
E	2:00 P.M. on the first Business Day following the sale date
F	2:00 P.M. on the Business Day immediately preceding the settlement date
G	2:00 P.M. on the Business Day immediately preceding the settlement date
H-I	2:00 P.M. on the Business Day immediately preceding the settlement date
J	9:00 A.M. on the settlement date
K-L	5:00 P.M. on the settlement date

If a sale is to be settled less than three Business Days after the sale date, the Company and the Agent will agree upon the applicable settlement procedures. For purposes of establishing such settlement procedures, the Company and the Agent will consult with BNY Mellon and Euroclear or Clearstream, as applicable, as necessary, to ensure that such settlement procedures may be performed by BNY Mellon and satisfy the operating procedures of Euroclear or Clearstream, as applicable.

Failure to Settle:	Notwithstanding the settlement procedures set forth in this section, in the event of a failure to settle with respect to any Book-Entry Note or Book-Entry Warrant, the Company and the Agent will agree to appropriate procedures with respect to such failure (which may include alternative settlement procedures). For purposes of establishing such settlement procedures, the Company and the Agent will consult with BNY Mellon and Euroclear or Clearstream, as applicable, as necessary, to ensure that such settlement procedures may be performed by BNY Mellon and satisfy the operating procedures of Euroclear or Clearstream, as applicable.

Enforcement of Selling Restrictions:	Euroclear and Clearstream have advised the Company that they do not in any way undertake to, and shall not have any responsibility to, monitor or ascertain the compliance of any transactions in Notes and the related Guarantees or Warrants and the related Guarantees with regard to sales and transfers as well as any exemptions from registration under the Securities Act of 1933, as amended, or any other state or federal securities laws.

EXHIBIT D

JPMORGAN CHASE FINANCIAL COMPANY LLC

GLOBAL MEDIUM-TERM NOTES, SERIES A NOTES

Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.

FORM OF TERMS AGREEMENT

__________________, 20__

JPMorgan Chase Financial Company LLC
383 Madison Avenue, Floor 21
New York, New York 10179

Attention:

Re:	Master Agency Agreement dated [ ] (as may be amended or supplemented from time to time) (the “Master Agency Agreement”)

The undersigned agrees to purchase your Global Medium-Term Notes, Series A, [specified designation], each having the terms set forth below:

Notwithstanding item 1 below, the Offering will be made pursuant to a prospectus dated [ ], as amended by a prospectus supplement dated [ ], a product supplement no. [ ] dated [ ] and a final term sheet or pricing supplement which we expect to be dated on or about [ ]. The Notes are expected to have the terms described below, but the final terms of the Notes will be those set forth in the applicable final term sheet, pricing supplement, index supplement or underlying supplement. The Notes are fully and unconditionally guaranteed by the Guarantor.

All Notes	Fixed Rate Notes	Floating Rate Notes
Principal Amount:	Interest Rate:	Base Rate:
Purchase Price:	Applicability of Modified Payment upon Acceleration:	Index Maturity:
Price to Public:	If yes, state issue price:	Index Currency:
Settlement Date and Time:	Amortization Schedule:	Spread (Plus or Minus):
Place of Delivery:	Applicability of Annual Interest Payments:	Spread Multiplier:

All Notes	Fixed Rate Notes	Floating Rate Notes
Specified Currency:	Denominated Currency (if any):	Alternate Rate Event Spread:
Original Issue Date:	Indexed Currency or Currencies (if any):	Initial Interest Rate:
Interest Accrual Date:	Payment Currency (if any):	Initial Interest Reset Date:
Interest Payment Dates:	Exchange Rate Agent (if any):	Interest Reset Dates:
Interest Payment Period:	Reference Dealers:	Interest Reset Period:
Maturity Date:	Face Amount (if any):	Maximum Interest Rate:
Optional Repayment Date(s):	Fixed Amount of each Indexed Currency (if any):	Minimum Interest Rate:
Optional Redemption Date(s):	Aggregate Fixed Amount of each Indexed Currency (if any):	Calculation Agent:
Initial Redemption Date:	Applicability of Issuer’s Option to Extend Original Maturity Date:	Reporting Service:
Initial Redemption Percentage:	If yes, state Final Maturity Date:
Annual Redemption Percentage Reduction:
Ranking:
Minimum Denominations:
Other Provisions:

1. The aggregate principal amount of the notes offered that the Agent is hereby committed to place on the Settlement Date is _______________.

By completing Item 1 above, the Agent agrees to place the entire Aggregate Principal Amount of the Notes as set forth in Item 1 within the Offering Period specified above and in accordance with the Master Agency Agreement. If Item 1 is not completed, the Agent is not obligated to place any amount of Notes.

The Agents’ obligation to purchase any Program Securities hereunder is subject to the accuracy of, at the time of such purchase, the representations and warranties of the Company and the Guarantor contained in the Master Agency Agreement and to the performance and observance by the Company and the

Guarantor of all applicable covenants and agreements contained therein, and the satisfaction of all conditions precedent contained therein, including, without limitation, those pursuant to Sections 6 and 7 thereof. The delivery of the following additional documents will also be required by the Agents: [insert additional documents to be delivered pursuant to Section 4].

Except as otherwise expressly provided herein, all terms used herein which are defined in the Master Agency Agreement shall have the same meanings as in the Master Agency Agreement.

The undersigned agrees to perform its duties and obligations specifically provided to be performed by the Agents in accordance with the terms and provisions of the Master Agency Agreement and the Procedures, as amended or supplemented hereby.

This Agreement shall be subject to the termination provisions of Section 12 of the Master Agency Agreement.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York. This Agreement may be executed in one or more counterparts and the executed counterparts taken together shall constitute one and the same agreement.

[Insert name of Agent]

By:
Name:
Title:

Accepted:

JPMORGAN CHASE FINANCIAL COMPANY LLC, as Issuer

By:
Name:
Title:

EXHIBIT D-1

JPMORGAN CHASE FINANCIAL COMPANY LLC

GLOBAL WARRANTS, SERIES A

Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.

FORM OF WARRANTS TERMS AGREEMENT

___________________, 20__

JPMorgan Chase Financial Company LLC
383 Madison Avenue, Floor 21
New York, New York 10179

Attention:

Re:	Master Agency Agreement dated [ ] (as may be amended or supplemented from time to time) (the “Master Agency Agreement”)

The undersigned agrees to purchase your Global Warrants, Series A, [specified designation], having the terms set forth below:

Notwithstanding item 1 below, the Offering will be made pursuant to a prospectus dated [ ], as amended by a prospectus supplement dated [ ], a product supplement no. [ ] dated [ ] and a final term sheet or pricing supplement which we expect to be dated on or about [ ]. The Warrants are expected to have the terms described below, but the final terms of the Warrants will be those set forth in the applicable final term sheet or pricing supplement. The Warrants are fully and unconditionally guaranteed by the Guarantor.

Warrants:
Aggregate Number of Warrants:
Date upon which Warrants may be exercised:
Currency in which exercise payments shall be made:
Exchange Rate (or method of calculation):
Expiration Date:
Formula for determining Cash Settlement Value:

D-1-1

Warrants:
Other Terms:

1. The aggregate principal amount of the notes offered that the Agent is hereby committed to place on the Settlement Date is _______________.

By completing Item 1 above, the Agent agrees to place the entire Aggregate Principal Amount of the Warrants as set forth in Item 1 within the Offering Period specified above and in accordance with the Master Agency Agreement. If Item 1 is not completed, the Agent is not obligated to place any amount of Warrants.

The Agents’ obligation to purchase any Program Securities hereunder is subject to the accuracy of, at the time of such purchase, the representations and warranties of the Company and the Guarantor contained in the Master Agency Agreement and to the performance and observance by the Company and the Guarantor of all applicable covenants and agreements contained therein, and the satisfaction of all conditions precedent contained therein, including, without limitation, those pursuant to Sections 6 and 7 thereof. The delivery of the following additional documents will also be required by the Agents: [insert additional documents to be delivered pursuant to Section 4].

Except as otherwise expressly provided herein, all terms used herein which are defined in the Master Agency Agreement shall have the same meanings as in the Master Agency Agreement.

The undersigned agrees to perform its duties and obligations specifically provided to be performed by the Agents in accordance with the terms and provisions of the Master Agency Agreement and the Procedures, as amended or supplemented hereby.

This Agreement shall be subject to the termination provisions of Section 12 of the Master Agency Agreement.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York. This Agreement may be executed in one or more counterparts and the executed counterparts taken together shall constitute one and the same agreement.

D-1-2

[Insert name of Agent]

By:
Name:
Title:

Accepted:

JPMORGAN CHASE FINANCIAL COMPANY LLC, as Issuer

By:
Name:
Title:

D-1-3

EXHIBIT E

[PriceWaterhouseCoopers LLP Letterhead]

[Date]

The Board of Directors of JPMorgan Chase & Co.
and
J.P. Morgan Securities LLC
[ ]

(collectively, the “Agents”)

Ladies and Gentlemen:

We have audited:

1.	the consolidated financial statements of JPMorgan Chase & Co. and its subsidiaries (the “Firm”), including JPMorgan Chase Financial Company LLC (the “Issuer”), as of December 31, [ ] and [ ] and for each of the three years in the period ended December 31, [ ] included in the Firm’s Annual Report on Form 10-K for the year ended December 31, [ ] (the “Form 10-K”) and

2.	the effectiveness of the Firm’s internal control over financial reporting as of December 31, [ ].

The consolidated financial statements referred to above are all incorporated by reference in the registration statement (No. [ ]) on Form S-3 filed by the Issuer and the Firm on [ ] under the Securities Act of 1933, as amended (the “Act”); our report with respect thereto is also incorporated by reference in such registration statement. Such registration statement, together with the Prospectus dated [ ] and the Prospectus Supplement dated [ ] relating to the offering of Global Medium-Term Notes, Series A, and Global Warrants, Series A, are collectively referred to herein as the “Registration Statement.” Also, we have reviewed the unaudited interim consolidated financial information of the Firm as of [ ], for the [ ]-month period ended [ ] and [ ], as indicated in our report dated [ ], which is incorporated by reference in the Registration Statement.

In connection with the Registration Statement:

1.	We are an independent registered public accounting firm with respect to the Firm within the meaning of the Act and the applicable rules and regulations thereunder adopted by the Securities and Exchange Commission (the “SEC”) and the Public Company Accounting Oversight Board (United States) (the “PCAOB”).

2.	In our opinion, the Firm’s consolidated financial statements audited by us and incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related rules and regulations adopted by the SEC.

In connection with our review of the unaudited interim consolidated financial statements of the Firm, incorporated by reference in the Registration Statement, as described in our report dated [ ], which is incorporated by reference in the Registration Statement, and inquiries of certain officials of the Firm who have responsibility for financial and accounting matters, nothing came to our attention that caused us to believe such unaudited interim financial statements do not comply as to form, in all material respects with the applicable accounting requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) as it applies to Form 10-Q and the related rules and regulations adopted by the SEC.

3.	We have not audited any financial statements of the Firm as of any date or for any period subsequent to December 31, [ ]; although we have conducted an audit for the year ended December 31, [ ], the purpose (and therefore the scope) of such audit was to enable us to express an opinion on the consolidated financial statements as of December 31, [ ] and for the year then ended, but not on the financial statements for any interim period within that year. Therefore, we are unable to and do not express any opinion on the unaudited consolidated balance sheets and the unaudited consolidated statements of income, of cash flows and of changes in stockholders’ equity included in the Firm’s quarterly report on Form 10-Q for the quarter ended [ ] incorporated by reference in the Registration Statement, or on the financial position, results of operations or cash flows as of any date or for any period subsequent to December 31, [ ]. Also, we have not audited the Firm’s internal control over financial reporting as of any date subsequent to December 31, [ ]. Therefore, we do not express any opinion on the Firm’s internal control over financial reporting as of any date subsequent to December 31, [ ].

4.	For purposes of this letter, we have read the minutes of the [ ] meetings of the Board of Directors and the Audit Committee of the Firm, as set forth in the minute books as of [ ], officials of the Firm having advised us that the minutes of all such meetings through that date were set forth therein (except for the minutes of the [ ] [Audit Committee meeting and the] [ ] Board of Directors meeting which were not approved in final form, but for which the meeting agendas were provided to us. Officials of the Firm have represented that such agendas include all substantive actions taken at such meetings). We have carried out other procedures to [ ] (our work did not extend to the period from [ ] to [ ], inclusive) as follows:

a.	With respect to the period from [ ] to [ ], we have:

(i)	read the unaudited consolidated financial data of the Firm for [month] of both [ ] and [ ] furnished to us by the Firm,

officials of the Firm having advised us that no such financial data as of any date or for any period subsequent to [       ] were available. (The financial data for [month] of both [       ] and [       ] is incomplete in that it omits [       ] and other disclosures); and

(ii)	inquired of certain officials of the Firm who have responsibility for financial and accounting matters as to whether the unaudited consolidated financial data referred to in 4.a.(i) above are stated on a basis substantially consistent with that of the audited consolidated financial statements incorporated by reference in the Registration Statement.

The foregoing procedures do not constitute an audit conducted in accordance with the standards of the PCAOB. Also, they would not necessarily reveal matters of significance with respect to the comments in the following paragraph. Accordingly, we make no representations as to the sufficiency of the foregoing procedures for your purposes.

5.	Nothing came to our attention as a result of the foregoing procedures, however, that caused us to believe that:

a.	At [ ] there was any change in the common or preferred stock, increase in consolidated long-term debt, or decrease in total stockholders’ equity of the Firm on a consolidated basis as compared with the corresponding amounts shown in the [ ] unaudited consolidated balance sheets incorporated by reference in the Registration Statement, [except (i) in all instances for changes, increases or decreases that the Registration Statement discloses have occurred or may occur and (ii) that the unaudited consolidated financial data as of [ ], which was furnished to us by the Firm, showed increases from [ ] as follows:]

[(in millions)	[Date]	[Date]	Increase (Decrease)
Common Stock	$[ ]	$[ ]	$[ ]
Preferred Stock	$[ ]	$[ ]	$[ ]
Consolidated Long term debt	$[ ]	$[ ]	$[ ]

For the [ ]-month period from [               ] to [               ], there was any decrease, as compared with the corresponding period in the preceding year, in consolidated net income of the Firm, except in all instances for changes, increases or decreases that the Registration Statement discloses have occurred or may occur [and except that the unaudited consolidated

financial data as of [               ], which were furnished to us by the Firm, showed the following changes:]

[(in millions)	[Date]	[Date]	Increase (Decrease)
	[ ] to [ ]	[ ] to [ ]	[ ] to [ ]
Consolidated net income	$[ ]	$[ ]	$[ ]

6.	As mentioned in 4.a., Firm officials have advised us that no consolidated financial data as of any date or for any period subsequent to [ ] are available; accordingly, the procedures carried out by us with respect to changes in financial statement items after [ ] have, of necessity, been limited. We have inquired of certain officials of the Firm who have responsibility for financial and accounting matters as to whether:

a.	At [ ] there was any change in the common or preferred stock, increase in consolidated long-term debt or decrease in total stockholders’ equity of the Firm as compared with the corresponding amounts shown in the [ ] unaudited consolidated financial statements incorporated by reference in the Registration Statement, except for:

[                ]

b.	For the period from [ ] to [ ], there was any decrease, as compared with the corresponding period in the preceding year, in consolidated net income.

[Officials of the Firm have informed us that they can make no comment with respect to any decrease in consolidated net income for the period from [           ] to [           ], as compared with the corresponding period in the preceding year, or to increases in consolidated long-term debt or decreases in total stockholders’ equity as of [           ], as compared with the corresponding amounts shown in the [           ] unaudited consolidated financial statements incorporated by reference in the Registration Statement.]

On the basis of these inquiries and our reading of the minutes as described in 4, nothing came to our attention that caused us to believe that there was any such change in common stock or preferred stock or any increase in long-term debt, as compared with the corresponding amounts shown in the [ ] [audited/unaudited] consolidated financial statements incorporated by reference in the Registration Statement and except for the items in [6.a. above], except in all instances for changes that the Registration Statement discloses have occurred or may occur.

7.	For purposes of this letter, we have also read the items identified by you on the attached copies of (a) the Registration Statement, (b) the Form 10-K for the year ended December 31, [ ], (c) Exhibits [ ] to the Form 10-K for the year ended December 31,[ ], (d) the Form 10-Q for the quarter ended [ ], Exhibits [ ] to the Firm’s Current Report on Form 8-K filed [ ] and have performed certain procedures with respect to such information, which were applied as indicated with respect to the numbers explained in Attachment 1. We make no comment as to whether the SEC would view any non-GAAP financial information included or incorporated by reference in the Registration Statement as being compliant with the requirements of Regulation G or Item 10 of Regulation S-K.

For the purposes of this letter, analyses and schedules prepared by the Firm referred to in the procedure “Compared and agreed or recalculated and agreed, as applicable, after giving effect to rounding, the specified dollar amounts, ratios, percentages, number of shares or per share amounts to analyses and schedules prepared by the Firm from its accounting records” included in the numbers explained in Attachment 1 have been (1) obtained from accounting records (in some instances, as rounded) that are subject to the internal control policies and procedures of the Firm’s accounting systems; or (2) derived indirectly from such accounting records by analysis or computation. With respect to these analyses and schedules, our procedures include recalculating the mathematical accuracy of such analyses and schedules and agreeing the information on the analyses and schedules to the underlying accounting records.

8.	Our audit of the consolidated financial statements for the periods referred to in the introductory paragraph of this letter comprised audit tests and procedures deemed necessary for the purpose of expressing an opinion on such financial statements taken as a whole. For none of the periods referred to therein, or any other period, did we perform audit tests for the purpose of expressing an opinion on individual balances of accounts or summaries of selected transactions such as those enumerated above, and accordingly, we express no opinion thereon.

9.	It should be understood that we make no representations regarding questions of legal interpretation or regarding the sufficiency for your purposes of the procedures enumerated in the preceding paragraphs; also, such procedures would not necessarily reveal any material misstatement of the amounts or percentages listed in Attachment No. [ ]. Further, we have addressed ourselves solely to the foregoing data as set forth or incorporated by reference in the Registration Statement and make no representations regarding the adequacy of disclosure or regarding whether any material facts have been omitted.

10.	This letter is solely for the information of the addressees and to assist the Agents in conducting and documenting their investigation of the affairs of the Firm in connection with the offering of the securities covered by the Registration Statement, and is not to be used, circulated, quoted, or otherwise referred to for any other purpose, including but not limited to the registration, purchase, or sale of securities, nor is it to be filed with or referred to in whole or in part in the Registration Statement or any other document, except that reference may be made to it in the Master Agency Agreement or in any list of closing documents pertaining to the offering of the securities covered by the Registration Statement.

Yours very truly,